UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No.     )

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☐	Soliciting Material Pursuant to § 240.14a-12
Koppers Holdings Inc.
(Name of Registrant as Specified In Its Charter)

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KOPPERS

NOTICE OF 2023 ANNUAL MEETING & PROXY STATEMENT

KOPPERS HOLDINGS INC.

April 3, 2023

Dear Fellow Shareholder:

You are cordially invited to attend the 2023 Annual Meeting of Shareholders of Koppers Holdings Inc. (Koppers). The meeting will be held via live virtual meeting webcast on Thursday, May 4, 2023, beginning at 10:00 a.m. Eastern Daylight Time.

Purpose of Our Meeting

The purpose of the meeting will be to elect nine directors, to hold an advisory vote on named executive officer compensation, to hold an advisory vote on the frequency of future advisory votes on named executive officer compensation and to ratify the audit committee’s appointment of KPMG LLP as our independent registered public accounting firm for fiscal year 2023.

This booklet includes the Notice of Annual Meeting and Proxy Statement. The proxy statement describes the business we will conduct at the meeting and provides information about Koppers that you should consider when you vote your shares. Also enclosed is our Annual Report, which includes our consolidated financial statements for 2022.

Your Vote is Important

Your vote is important regardless of how many shares you own and I urge you to vote your shares. Whether or not you plan to attend the annual meeting, please provide your proxy via Internet, telephone or sign, date and return the proxy card in the enclosed envelope to make sure that your shares are voted at the meeting. Voting your shares by proxy does not limit your right to be present at the virtual meeting and vote your shares electronically during the virtual annual meeting.

I appreciate your continued confidence in Koppers.

Sincerely, Leroy M. Ball President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Date/Time: Thursday, May 4, 2023 10:00 a.m. Eastern Daylight Time	Location: meetnow.global/M24GAKH

Proposals:

1.  To elect nine members of our board of directors.

2.  To approve an advisory resolution on our named executive officer compensation.

3.  To approve, on an advisory basis, the frequency of future advisory votes on our named executive officer compensation.

4. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for fiscal year 2023.

We will also transact any other business that is properly raised at the meeting or any adjournment of the meeting.

There will be no in-person annual meeting. The meeting will be held virtually over the Internet and you will be able to attend and participate in the annual meeting online, vote your shares electronically and submit your questions prior to and during the meeting by visiting meetnow.global/M24GAKH. The meeting will begin promptly at 10:00 a.m. Eastern Daylight Time and online access will open 15 minutes prior to allow time to log-in. Please follow these instructions to attend and participate in the annual meeting online:

Registered Shareholders:

If your shares are registered in your name with our transfer agent and you wish to attend the online-only virtual meeting, please use the website set forth above and the voter control number that is located on your proxy card to log-in to the meeting at the date and time set forth above.

Beneficial Shareholders (those holding shares through a brokerage account or by a bank or other holder of record):

If you hold your shares through an intermediary, such as a bank, broker or other holder of record, there are two ways to attend the online-only virtual annual meeting:

1.

Use the voter control number provided by your bank, broker or other holder of record: We expect that most beneficial shareholders will receive a voter control number along with the voting instruction form provided by each beneficial shareholder’s bank, broker or other holder of record that will enable such beneficial shareholders to register online to attend, ask questions and vote at the virtual annual meeting. If you receive a voter control number from your bank, broker or other holder of record, in order to attend the online-only virtual meeting, please use the website set forth above and the voter control number that you receive from such intermediary to log-in to the meeting at the date and time set forth above.

Please note, however, that this option is intended to be provided as a convenience to beneficial shareholders and will not be available to all beneficial shareholders because only certain intermediaries provide a voter control number along with the voting instruction form. The inability to provide this option to any or all beneficial shareholders in no way impacts the validity of the virtual annual meeting. All beneficial shareholders, including those who do not receive a voter control number from an intermediary, may choose to obtain a legal proxy as set forth below.

2.

Obtain a legal proxy: Register in advance to attend the online-only virtual annual meeting by submitting proof of your proxy power (legal proxy) reflecting your Koppers holdings along with your name and email address to Computershare at the email address provided below. You can obtain a legal proxy by contacting your account representative at the bank, broker or other holder of record that holds your shares.

Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m. Eastern Daylight Time on Monday, May 1, 2023. You will receive a confirmation of your registration by email with a voter control number after we receive your valid registration materials. In order to attend the online-only virtual meeting, please use the website set forth above and the voter control number that you receive to log-in to the meeting at the date and time set forth above. Requests for registration should be directed to us by forwarding the email from your broker granting you a legal proxy, or attaching a legible photograph of your legal proxy, to legalproxy@computershare.com.

We have designed the virtual meeting to provide similar opportunities to participate as you would have at an in-person meeting. In order to maintain the interactive nature of the virtual meeting, virtual attendees are able to:

•	Vote using the online meeting website; and

•	Submit questions during the meeting.

Record Date:

You can vote if you were a shareholder of record on March 20, 2023.

If the annual meeting is adjourned because of the absence of a quorum, those shareholders entitled to vote who attend the adjourned annual meeting, although constituting less than a quorum as provided herein, shall nevertheless constitute a quorum for the purpose of electing directors. If the annual meeting is adjourned for one or more periods aggregating at least fifteen (15) days because of the absence of a quorum, those shareholders entitled to vote who attend the reconvened annual meeting, if less than a quorum as determined under applicable law, shall nevertheless constitute a quorum for the purpose of acting upon any matter set forth in this Notice of Annual Meeting of Shareholders.

Admission to the Meeting:

You will not be able to attend the annual meeting in person. To attend the virtual annual meeting, please follow the instructions above.

By Order of the Board of Directors

Stephanie L. Apostolou

General Counsel and Secretary

April 3, 2023

Your Vote Is Important

Whether or not you plan to attend the meeting, please promptly provide your proxy via Internet, telephone or by completing, dating, signing and returning the accompanying proxy card promptly so that we can be assured of having a quorum present at the meeting and so that your shares may be voted in accordance with your wishes.

Important Notice Regarding the Availability of Proxy

Materials for the Annual Meeting of Shareholders to be Held on May 4, 2023

A complete copy of this proxy statement and our annual report for the year ended

December 31, 2022 are also available at www.proxydocs.com/KOP.

2023 PROXY SUMMARY

2023 Proxy Summary

This 2023 Proxy Summary highlights certain information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider before voting, and we strongly encourage you to carefully read the entire proxy statement before voting.

General Information About This Annual Meeting

Date and Time:	Thursday, May 4, 2023 at 10:00 a.m. Eastern Daylight Time

Location:

There will be no in-person annual meeting. The meeting will be held virtually over the Internet. To participate in the virtual meeting, please follow the instructions in the Notice of Annual Meeting of Shareholders above.

Record Date:	March 20, 2023

Voting:	Shareholders as of the record date have one vote for each share held on the record date for each proposal.

Who can vote (page 58)

You are entitled to vote if you owned shares of our common stock at the close of business on the record date, March 20, 2023. This proxy statement and the related proxy materials were first mailed to shareholders and made available on the Internet on or about April 3, 2023.

How to cast your vote (page 60)

You may vote your shares by proxy or electronically during the virtual annual meeting. If you are a shareholder of record, to vote your shares by proxy, you must provide your proxy via one of the following methods:

Internet	Telephone	Mail

www.investorvote.com/KOP	Follow the instructions on the proxy card.	Complete, sign and date the proxy card and return it in the postage prepaid envelope provided.

If you are a beneficial owner, you must complete, sign and date the voting instructions included in the package from your broker, bank or other holder of record and return those instructions to the broker, bank or other holder of record.

Proposals to be Considered and Board Voting Recommendations

Proposal	Board Voting Recommendation	Page Reference
• Elect nine members of the board of directors	FOR each director nominee	1
• Approve an advisory resolution on our named executive officer compensation	FOR	55
• Approve, on an advisory basis, the frequency of future advisory votes on our named executive officer compensation	ONE YEAR	56
• Ratify the appointment of KPMG LLP as our independent registered public accounting firm for fiscal year 2023	FOR	57

KOPPERS HOLDINGS INC.	v

2023 PROXY SUMMARY

Board Nominees

				Committee Memberships

Name	Age	Director Since	Independent	Audit	Management Development and Compensation	Nominating and Corporate Governance	Strategy and Risk	Sustainability
Leroy M. Ball	54	2015	No					✓
Xudong Feng, Ph.D.	64	2009	Yes		✓	✓		(Chair)
Traci L. Jensen	56	2018	Yes	✓	✓		✓	✓
David L. Motley	64	2018	Yes	✓		(Chair)	✓
Albert J. Neupaver	72	2009	Yes	✓	✓		(Chair)
Andrew D. Sandifer	53	2023	Yes
Louis L. Testoni	73	2013	Yes	(Chair)		✓	✓
Stephen R. Tritch (Chairman)	73	2009	Yes					✓
Sonja M. Wilkerson	62	2018	Yes		(Chair)	✓		✓

2022 Performance Highlights1:

Consolidated sales $1.981 billion compared with $1.679 billion in the prior year	Net income attributable to Koppers $63.4 million compared with $85.2 million in the prior year	Adjusted EBITDA $228.1 million compared with $223.5 million in the prior year	Diluted EPS $2.98 compared with $3.88 in the prior year

•

Consolidated sales for 2022 of $1.981 billion increased by approximately $300 million compared with $1.679 billion in the prior year. 2022 sales represented the highest level of revenues in the history of the company.

•

Net income attributable to Koppers for 2022 was $63.4 million, compared with $85.2 million in the prior year. As adjusted, earnings before interest, taxes, depreciation and amortization (“EBITDA”) for 2022 was $228.1 million, compared with $223.5 million in the prior year.

•	Adjusted EBITDA margin for 2022 was 11.5%, compared with 13.3% in the prior year.

•	We achieved diluted earnings per share (“EPS”) of $2.98 for fiscal year 2022, compared with $3.88 in the prior year. As adjusted, EPS for 2022 was $4.14, compared with $4.21 in the prior year.

1 On pages vi, 23, 27-28, 49 and 52, we refer to our 2022 adjusted EBITDA, adjusted EBITDA margin and adjusted EPS results. Adjusted EBITDA, adjusted EBITDA margin and adjusted EPS are non-GAAP measures, which provide information useful to investors in understanding the underlying operational performance of our company, its business and performance trends, and facilitate comparisons between periods. The exclusion of certain items permits evaluation and a comparison of results for ongoing business operations, and it is on this basis that our management internally assesses the company’s performance. In addition, our board of directors and executive management team use adjusted EBITDA as a performance measure under the company’s annual incentive plan. The adjustments to EBITDA, EBITDA margin and EPS, as well as reconciliations to the most directly comparable GAAP measures, are set forth in Appendix A of this proxy statement. These reconciliations also reflect how adjusted EBITDA is calculated for purposes of compensation.

vi	2023 Proxy Statement

2023 PROXY SUMMARY

Executive Compensation Highlights:

The table below reflects, for each named executive officer (“NEO”), the total 2022 direct compensation, computed in accordance with SEC regulations applicable to disclosure of NEO compensation in the Summary Compensation Table located in the NEO compensation disclosures below.

			Long-Term Incentive

NEO	Base Salary	Annual Cash Incentive	PSUs	Stock Options	RSUs	Total Direct Compensation
Leroy M. Ball	$890,384	$1,003,463	$2,187,422	$934,904	$623,327	$5,639,500
Jimmi Sue Smith	$375,000	$ 220,500	$329,028	$117,153	$117,172	$1,158,853
James A. Sullivan	$532,538	$ 403,760	$722,995	$257,512	$257,520	$2,174,325
Stephanie L. Apostolou	$351,923	$ 194,040	$289,578	$103,159	$103,137	$1,041,837
Leslie S. Hyde	$342,289	$ 196,945	$293,916	$104,636	$104,682	$1,042,468

Our Summary Compensation Table can be found on page 34. In accordance with SEC regulations, the Summary Compensation Table also reports amounts for Changes in Pension Value, Nonqualified Deferred Compensation Earnings and All Other Compensation.

Key Pay-for-Performance Features of Our Executive Compensation Program:

•	Total compensation consists primarily of base salary, an annual cash incentive and long-term equity incentives.

•	Our NEOs earned annual incentive awards at 98% of their individual target amounts for 2022.

•

Long-term incentives comprise a significant portion of the executives’ total compensation package, with approximately 50% of the total dollar value of such awards consisting of performance-based restricted stock units (“PSUs”) with multi-year performance objectives and a three-year service requirement.

•	PSUs are not earned unless a threshold level of performance is surpassed.

•	We require compliance with stock ownership requirements.

•	We maintain the ability to clawback compensation in connection with a financial restatement.

•	Executives receive only limited perquisites, most of which are for business-related purposes.

2020, 2021 and 2022 Total Realized Compensation as a Percentage of Target

CEO

2022 Total Realized Compensation

Below is a comparison of 2022 target compensation to total realized compensation for our NEOs. Total realized compensation is based on the actual dollar value of cash and vested equity delivered to our NEOs in any given year. This measure further demonstrates our ongoing commitment to compensating our leadership based on the company’s performance and placing a significant portion of senior executive compensation at risk. Total realized compensation was lower than target for our NEOs in 2022 because none of our NEOs exercised previously-granted stock options in 2022.

NEO	2022 Target Compensation	2022 Total Realized Compensation

Leroy M. Ball	$5,639,500	$4,787,404

Jimmi Sue Smith	$1,158,853	$ 740,916

James A. Sullivan	$2,174,325	$1,774,168

Stephanie L. Apostolou	$1,041,837	$ 803,283

Leslie S. Hyde	$1,042,468	$ 941,722

KOPPERS HOLDINGS INC.	vii

2023 PROXY SUMMARY

Total realized compensation is calculated as follows:

Corporate Governance Highlights:

Majority Voting and Director Resignation Policy

Our board is subject to a majority voting requirement; any director not receiving a majority of votes cast (excluding abstentions) in an uncontested election must tender his or her resignation to the board.

Term Limits for Directors

All directors, other than our CEO, who are first elected to the board of directors after August 2, 2017, will have a term limit of 15 years, unless the board approves an exception to this limit, which the board has the authority to do on a case-by-case basis.

Age Limits for Directors

A director is not eligible to stand for re-election if he or she has reached the age of 75 before the date of election, unless the board approves an exception to this limit, which the board has authority to do on a case-by-case basis.

Declassified Board Structure	Our entire board is re-elected every year; we have no staggered elections.

Annual Board and Committee Self-Evaluations	Our board and committees engage in thorough self-evaluations on an annual basis.

No Poison Pill	The company currently does not have a poison pill in place.

Independent Board	Our board is comprised of all independent directors, other than Mr. Ball, and our independent directors regularly meet in executive sessions.

Stock Ownership Guidelines for Directors and Stock Ownership Requirements for Executive Officers

We have adopted stock ownership guidelines for directors and stock ownership requirements for executives that encourage a long-term perspective and ensure that the interests of directors and executives are closely aligned with shareholders.

Clawback Policy	We maintain the ability to clawback compensation in connection with a financial restatement.

Corporate Governance Guidelines	We have adopted corporate governance guidelines to ensure we are fully compliant with the law and engaging in corporate governance “best practices.” These guidelines are reviewed at least annually.

Strong Board Attendance	In 2022, we had cumulative director attendance of 100% at board and committee meetings.

viii	2023 Proxy Statement

PROXY ITEM 1 — PROPOSAL FOR ELECTION OF DIRECTORS

General

We are asking shareholders to elect the nine nominees named in this proxy statement to serve on the board of directors of Koppers Holdings Inc. (the “company,” “Koppers,” “we” or “us”) until the 2024 Annual Meeting of Shareholders or until their successors have been duly elected and qualified.

On March 20, 2023, we increased the size of our board of directors from eight to nine directors and elected Andrew D. Sandifer as a director of the company.

Each nominee currently serves on our board of directors and has been nominated for election by our nominating and corporate governance committee and approved by our board. The board has nominated Leroy M. Ball, Xudong Feng, Ph.D., Traci L. Jensen, David L. Motley, Albert J. Neupaver, Andrew D. Sandifer, Louis L. Testoni, Stephen R. Tritch and Sonja M. Wilkerson for election.

Each nominee who is elected as a director will hold office for the length of their term or until the director’s death, resignation, incapacity or until the director’s successor shall be elected and shall qualify. Vacancies on the board of directors, including vacancies resulting from an increase in the number of directors, will be filled by a majority vote of the directors then in office, even if less than a quorum.

As set forth in our corporate governance guidelines, all directors, other than our CEO, who are first elected to the board of directors after August 2, 2017, will have a term limit of 15 years, unless the board approves an exception to this limit, which the board has the authority to do on a case-by-case basis. In addition, a director will not be eligible to stand for re-election as a director where he or she has reached the age of 75 before the date of election, unless the board approves an exception to this guideline, which the board has the authority to do on a case-by-case basis.

Vote Required

In any uncontested election of directors, each director will be elected if more votes are cast “for” the director’s election than are cast “against” the director’s election, with abstentions and broker non-votes not being counted as a vote cast either “for” or “against” the director’s election. A plurality standard will apply in any contested election of directors, which is an election in which the number of nominees for director exceeds the number of directors to be elected.

If any incumbent director fails to receive a majority of the votes cast in any uncontested election, the director will be required to tender his or her resignation to the board of directors within ten days following certification of the election results. The nominating and corporate governance committee of the board of directors, or such other committee as the board may designate, will then recommend to the board whether to accept or reject such director’s resignation, or whether other action should be taken. The nominating and corporate governance committee may consider any factors it considers appropriate or relevant in considering whether to accept or reject a director’s resignation, or whether other action should be taken. The board will act on the nominating and corporate governance committee’s recommendation and publicly disclose its decision within 120 days following the date of the certification of the election results. If the tendered resignation is accepted by the board, the board may fill the resulting vacancy or decrease the number of directors comprising the board in accordance with our bylaws.

Your proxy will be voted “FOR” the election of the nominees set forth in the proxy card, unless you vote against, or abstain from voting for or against, one or more of them. If any nominee is unable or unwilling to stand for election, your proxy authorizes us to vote for a replacement nominee if the board names one.

Director Qualifications

There are no specific minimum qualifications a nominee must meet in order to be recommended for the board. However, our nominating and corporate governance committee seeks to establish, as required by the committee’s charter, a board that consists of individuals from diverse educational and professional experiences and backgrounds, that, when taken as a whole, provide meaningful counsel to management. Board candidates are considered based upon various criteria, such as their broad-based business skills and experiences, prominence and reputation in their profession, global business perspective, concern for the long-term interests of our shareholders and personal integrity, values and judgment — all in the context of an assessment of the perceived needs of the board. In addition, directors must have significant time available to devote to board activities and to enhance their knowledge of our business. Although we do not have a

KOPPERS HOLDINGS INC.	1

PROXY ITEM 1 — PROPOSAL FOR ELECTION OF DIRECTORS

formal policy with respect to diversity, our nominating and corporate governance committee considers the diversity of our board as a whole, including the skills, background and experience of our directors.

Our nominating and corporate governance committee believes each member of our board of directors possesses the individual qualities necessary to serve on the company’s board of directors, including high personal and professional ethical standards and integrity, honesty and good values. Our directors are highly educated and have diverse backgrounds and extensive track records of success in what we believe are highly relevant positions with large international companies, firms and major private and public institutions. They have each demonstrated an ability to exercise sound judgment and have exhibited a commitment of service to the company and to the board, and each of our directors possesses strong communication skills. In addition, we believe that each director brings the skills, experience and perspective that, when combined, creates a board that possesses the requirements necessary to oversee the company’s business. Each nominee’s particular experience, qualifications, attributes and skills that led the board to conclude that such nominee should serve as a director for the company are set forth below. The committee reviews the board membership criteria and modifies them as necessary each year.

Board Composition and Diversity

The board recommends a vote “FOR” the election of all nine nominees.

2	2023 Proxy Statement

PROXY ITEM 1 — PROPOSAL FOR ELECTION OF DIRECTORS

Board Skills and Characteristics Summary

KOPPERS HOLDINGS INC.	3

PROXY ITEM 1 — PROPOSAL FOR ELECTION OF DIRECTORS

Biographical Summaries of Nominees

Age: 54 Director since: 2015 Committees: • Sustainability

LEROY M. BALL

Experience, Qualifications, Attributes or Skills:

Mr. Ball has served as President and Chief Executive Officer of the company and Koppers Inc., our wholly-owned subsidiary, since January 2015. From August 2014 through December 2014, Mr. Ball served as Chief Operating Officer of the company and Koppers Inc. and from May 2014 until August 2014, Mr. Ball served as both Chief Operating Officer and Chief Financial Officer of the company and Koppers Inc. Mr. Ball served as Vice President and Chief Financial Officer of the company and Koppers Inc. from September 2010 to May 2014. Prior to joining Koppers, Mr. Ball was Senior Vice President and Chief Financial Officer of Calgon Carbon Inc., a provider of services, products and solutions for purifying water and air, since 2002. Mr. Ball has been a director of Koppers Inc. since May 2013. Mr. Ball has served as a director of ATI Inc., a public company and global manufacturer of technically advanced specialty materials and complex components, since February 2019, and as a director of Highmark Inc., a health insurance organization and independent licensee of the Blue Cross Blue Shield Association, since January 2023.

Mr. Ball has significant leadership experience in global businesses and valuable financial expertise and experience. As the only current management representative on our board, Mr. Ball enhances board discussions by providing an insider’s perspective on the company’s business, operations and strategic direction and insight into all aspects of the company’s business.

Other Public Company Directorships:

• ATI Inc.

Age: 64 Director since: 2009 Committees: • Management Development and Compensation • Nominating and Corporate Governance • Sustainability (Chair)

XUDONG FENG, PH.D.

Experience, Qualifications, Attributes or Skills:

Dr. Feng has served as Director of Science and Technology and Global Analytical Sciences of PPG Industries, Inc., a global supplier of paints, coatings, optical products, and specialty materials, since May 2020. From June 2018 to May 2020, Dr. Feng served as Director of Research, Industrial and Packaging Coatings of PPG Industries, Inc. In addition, Dr. Feng has served as the Chief Executive Officer of ImmunArtes LLC, a biotech startup company, since November 2017. From September 2012 to June 2018, Dr. Feng held the positions of Executive Director and subsequently the Senior Associate Dean for Budget and Strategy of the University of Chicago’s Institute for Molecular Engineering, an interdisciplinary research institute and academic unit of a private research university.

Dr. Feng holds a Ph.D. in inorganic chemistry, which has provided her with a strong technical background and expertise in the specialty chemicals industry. Dr. Feng’s technical and industry experience, her experience in risk management and regulatory compliance, and her knowledge of environmental risks and best practices, developed through her leadership positions with PPG Industries, Inc., Bayer MaterialScience LLC and Lanxess Corporation, provide an invaluable perspective to the board’s discussions.

Other Public Company Directorships:

• None

4	2023 Proxy Statement

PROXY ITEM 1 — PROPOSAL FOR ELECTION OF DIRECTORS

Age: 56 Director since: 2018 Committees: • Audit • Management Development and Compensation • Strategy and Risk • Sustainability

TRACI L. JENSEN

Experience, Qualifications, Attributes or Skills:

Ms. Jensen has served as Executive Vice President and Chief Administrative Officer of H.B. Fuller Company, a global adhesives manufacturer, since December 2022. From January 2020 through December 2022, Ms. Jensen served as Vice President, Global Business Process Improvement, at H.B. Fuller Company. From September 2016 to January 2020, Ms. Jensen served as Senior Vice President, Global Construction Adhesives, at H.B. Fuller Company. Ms. Jensen served as Senior Vice President, Americas Adhesives, at H.B. Fuller Company from January 2012 to September 2016. Additionally, Ms. Jensen serves on the Dean’s Council of the Indiana University Kelley School of Business, and previously served on the board of the H.B. Fuller Foundation and as Executive Committee Chairman on the Adhesives and Sealants Council.

Ms. Jensen brings to the board robust experience in international operations within the chemicals industry and unique chemicals industry insights, developed through her leadership responsibilities in areas such as manufacturing, strategic sourcing, sales, marketing, research and development, mergers and acquisitions, and human resources. In particular, Ms. Jensen’s international expertise contributes to the board’s consideration of our global operations.

Other Public Company Directorships:

• None

Age: 64 Director since: 2018 Committees: • Audit • Nominating and Corporate Governance (Chair) • Strategy and Risk

DAVID L. MOTLEY

Experience, Qualifications, Attributes or Skills:

Mr. Motley has served as Managing Partner with BlueTree Venture Fund, a venture fund based in Pittsburgh, Pennsylvania, since April 2012. In addition, Mr. Motley has served as Chief Executive Officer and President of MCAPS, LLC, a professional services company, since January 2018. From February 2011 to July 2017, Mr. Motley served as Senior Managing Partner of BTN Ventures, LLC (formerly known as Headwaters SC), a private equity advisory services company. Mr. Motley has served as a director of F.N.B. Corporation, a public financial services corporation, since July 2013. Mr. Motley has also served as a director of Deep Lake Capital Acquisition Corp., a publicly-listed special purpose acquisition company formed for the purpose of entering into a combination with one or more businesses, since January 2021, and as a director of Coherent Corp. (formerly known as II-VI Incorporated), a public company and a worldwide leader in engineered materials, opto-electronic components and devices, since February 2021.

During his career, Mr. Motley has served in various leadership roles involving strategic planning, business group management, mergers and acquisitions and corporate portfolio management. With more than 30 years of experience in consulting with executive management across multiple industries, Mr. Motley has been instrumental in developing corporate diversity initiatives in the United States and has served as a director on various non-profit charitable and educational organizations. In addition to his deep board experience, Mr. Motley’s expertise in corporate strategy, mergers and acquisitions and other corporate growth initiatives deliver valuable insight to the board and enhance Mr. Motley’s ability to evaluate these matters as a member of our board.

Other Public Company Directorships:

• F.N.B. Corporation

• Deep Lake Capital Acquisition Corp.

• Coherent Corp.

KOPPERS HOLDINGS INC.	5

PROXY ITEM 1 — PROPOSAL FOR ELECTION OF DIRECTORS

Age: 72 Director since: 2009 Committees: • Audit • Management Development and Compensation • Strategy and Risk (Chair)

ALBERT J. NEUPAVER

Experience, Qualifications, Attributes or Skills:

Mr. Neupaver has alternately served as the Executive Chairman or Chairman of Westinghouse Air Brake Technologies Corporation, a public company and one of the world’s largest providers of value-added, technology-based equipment and services for the global rail industry, since May 2014. From February 2006 until May 2014, Mr. Neupaver served as the President and Chief Executive Officer of Westinghouse Air Brake Technologies Corporation. His operational knowledge and leadership skills are further demonstrated by his additional public company experience at AMETEK, Inc., a leading global manufacturer of electronic instruments and electromechanical devices, where he served as the President of the electromechanical group from 1998 to February 2006.

Mr. Neupaver is also an experienced board member, having served as a director of Westinghouse Air Brake Technologies Corporation since 2006, a director of Robbins & Myers, Inc., a public company and leading supplier of engineered equipment and systems, from January 2009 to February 2013 and a director of Genesee & Wyoming Inc., a public company and owner/operator of short line and regional freight railroads, from October 2015 to December 2019. His other affiliations include service on the board of directors of the Carnegie Science Center, the board of trustees of the Carnegie Museums of Pittsburgh and the UPMC Children’s Hospital of Pittsburgh Foundation Board. Mr. Neupaver’s experience as a chief executive officer provides the board with important leadership insights and allows him to better assess our operational risks and strategic growth opportunities.

Other Public Company Directorships:

• Westinghouse Air Brake Technologies Corporation

Age: 53 Director since: 2023 Committees: • None

ANDREW D. SANDIFER

Experience, Qualifications, Attributes or Skills:

Mr. Sandifer has served as Executive Vice President and Chief Financial Officer of FMC Corporation, a global agricultural sciences company, since May 2018. From March 2016 through May 2018, Mr. Sandifer served as Vice President and Treasurer of FMC Corporation. Mr. Sandifer served in other executive roles with FMC Corporation from September 2010 through March 2016. Before joining FMC Corporation, Mr. Sandifer was Vice President, Strategic Initiatives, for ARAMARK Corporation. Prior to ARAMARK, Mr. Sandifer spent seven years with Rohm and Haas Company, now part of The Dow Chemical Company, where he held roles in strategic planning, sales, marketing, investor relations, and general management. Earlier in his career Mr. Sandifer spent five years with the Boston Consulting Group and held engineering, operations and technical roles with International Paper and James River Paper companies. Mr. Sandifer serves on the board of trustees of Germantown Academy, a private school near Philadelphia, Pennsylvania, where he is a member of the finance, audit, and investment committees. He was a member of the board of directors of Philabundance, the leading hunger relief organization in the Delaware Valley, from 2014 to 2022, serving as Board Treasurer and Chair of the Finance Committee from 2017 to 2022.

Mr. Sandifer brings to the board broad international business experience guiding organizations through major transitions, including mergers and acquisitions, strategic realignment, restructuring and enterprise resource planning system implementation. His experience spans multiple industry sectors, with an emphasis on technology-driven product and materials businesses.

Other Public Company Directorships:

• None

6	2023 Proxy Statement

PROXY ITEM 1 — PROPOSAL FOR ELECTION OF DIRECTORS

Age: 73 Director since: 2013 Committees: • Audit (Chair) • Nominating and Corporate Governance • Strategy and Risk

LOUIS L. TESTONI

Experience, Qualifications, Attributes or Skills:

Mr. Testoni has served as a member of the board of directors of ABARTA, Inc., a private holding company, since April 2011, and has served as its Independent Lead Director since January 2019. Mr. Testoni has also served as the Lead Independent Director for Control Concepts Corporation, Inc., a family-owned business, since 2015, and as a member of the board of advisors of Henderson Brothers, Inc., a privately-held insurance agency, since December 2012. Mr. Testoni served as an executive in residence at the University of Pittsburgh Katz School of Business, a major public university, from September 2012 until June 2016. From September 2007 through June 2010, Mr. Testoni served as the Lake Erie Market Managing Partner of PricewaterhouseCoopers LLP, an international professional services firm.

Mr. Testoni’s board experience also includes his position as a member of the board of trustees of The Frick Art and Historical Center and as a member of the board of Achieving The Dream, Inc., a non-profit seeking to bring under-educated urban youth into colleges for advanced education and technical training. Mr. Testoni also previously served as Chairman of the board of trustees of the Carnegie Library of Pittsburgh and as a director of the Three Rivers Chapter of the National Association of Corporate Directors, a non-profit membership group for corporate board members. In addition to his broad board experience, Mr. Testoni’s financial background offers the board a key perspective and depth on financial and accounting matters.

Other Public Company Directorships:

• None

Age: 73 Director since: 2009 Chairman Committees: • Sustainability

STEPHEN R. TRITCH

Experience, Qualifications, Attributes or Skills:

Mr. Tritch served as the Chief Executive Officer of Westinghouse Electric Company, a global provider of fuel, services, technology, plant design, and equipment for the commercial nuclear electric power industry, from June 2002 to June 2008. While serving in that role, Mr. Tritch had oversight of that company’s operations, financial reporting and risk analysis. During his 37 years with Westinghouse Electric Company, Mr. Tritch held a number of management positions, including Senior Vice President Fuel Business Unit, Senior Vice President Integration and Senior Vice President Services Business Unit. Mr. Tritch served as a director and as Chairman of the board of Charah Solutions, Inc., a public company and leading provider of mission critical environmental and maintenance services to the power generation industry, from February 2018 to May 2021.

An experienced board member, Mr. Tritch has served as Chairman of the company’s board since October 2018 and served as the Chairman of the board of Westinghouse Electric Company from June 2006 until his retirement in June 2010. He also served as Chairman of the audit committee of Westinghouse Electric Company. Mr. Tritch served as a director of The Shaw Group, Inc., a public company and a global provider of pumping systems, engineering procurement and construction services, from April 2009 to February 2013. His additional leadership roles include past service as the Chairman of the board of trustees at the University of Pittsburgh and as a former member of the board of trustees of the John Heinz History Center. His business acumen and proven leadership skills developed through years of managing an international organization provide the board with an executive and leadership perspective on the management and operations of a large company with global operations.

Other Public Company Directorships:

• None

KOPPERS HOLDINGS INC.	7

PROXY ITEM 1 — PROPOSAL FOR ELECTION OF DIRECTORS

Age: 62 Director since: 2018 Committees: • Management Development and Compensation (Chair) • Nominating and Corporate Governance • Sustainability

SONJA M. WILKERSON

Experience, Qualifications, Attributes or Skills:

Ms. Wilkerson has served as the Executive Vice President and Chief People Officer of Bloom Energy Corporation, which designs, manufactures and sells solid-oxide fuel cell systems, since January 2019. From December 2016 to January 2019, Ms. Wilkerson served as the Senior Vice President, Human Resources, at Infinera Corporation, a vertically integrated packet-optical solutions provider, serving the largest network operators in the world. From November 2014 to December 2016, Ms. Wilkerson served as Vice President, Human Resources, at Hewlett Packard Enterprise. From October 2004 to October 2014, Ms. Wilkerson served as Director, Human Resources, at Cisco Systems.

Ms. Wilkerson brings years of wide-ranging, global experience having served as a Vice President of Administration, responsible for human resources, information technology and facilities management for both domestic and international operations. In addition, Ms. Wilkerson has led merger integration activities and successfully managed the joining of diverse international cultures. Ms. Wilkerson’s depth of experience in human resources and talent development, especially with respect to planning for the workforce of the future, serves as a unique resource and valuable viewpoint in the board’s discussions.

Other Public Company Directorships:

• None

Board Meetings and Committees

Board Meetings

Our corporate governance guidelines provide that our directors are expected to attend the meetings of the board, the board committees on which they serve and the annual meeting of shareholders. All directors then in office typically attend all committee meetings. All directors then in office attended our 2022 annual meeting of shareholders.

During 2022, the board held nine meetings. Each incumbent director attended at least 75 percent of the aggregate number of meetings of our board and of the committees on which he or she sat, and the cumulative attendance at meetings of our board and committees of our board during 2022 was 100 percent.

Board Committees

Our board of directors currently has five standing committees: an audit committee, a management development and compensation committee, a nominating and corporate governance committee, a strategy and risk committee and a sustainability committee. Descriptions of these committees are set forth below. Each of our committees operates under a charter adopted by our board of directors. The charters of our committees are available on our website at www.koppers.com. You may also request a printed copy of any committee charter at no cost by writing to our corporate secretary at Koppers Holdings Inc., Attention: Corporate Secretary’s Office, 436 Seventh Avenue, Pittsburgh, Pennsylvania 15219.

Our shares of common stock are listed on the New York Stock Exchange, or NYSE. We are subject to the NYSE corporate governance rules and certain rules of the Securities and Exchange Commission, which we refer to as the SEC, including the rules relating to independent members on certain of our board committees. NYSE rules require that all of the members of our audit, nominating and corporate governance, and management development and compensation committees be independent. Certain SEC independence rules also apply to members of our audit committee. All of the members of our audit, nominating and corporate governance, and management development and compensation committees are independent as required by applicable NYSE and SEC rules.

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PROXY ITEM 1 — PROPOSAL FOR ELECTION OF DIRECTORS

Audit Committee

Number of 2022 Meetings: 5

Chair:

Louis L. Testoni*

Members:

Traci L. Jensen

David L. Motley

Albert J. Neupaver

* Mr. Testoni meets the SEC criteria for an “audit committee financial expert” and the NYSE requirements for accounting or related financial management expertise.

   All Members Independent

Responsibilities. The audit committee’s responsibilities include oversight of the integrity of our financial statements; the appointment, compensation and supervision of our independent registered public accounting firm, which we also refer to as our independent auditor; review of the independence of our independent auditor; resolution of disagreements between our management and our independent auditor and oversight of our internal audit function. The audit committee has the authority to engage independent counsel or other outside advisors and experts as necessary to advise the committee in the performance of its duties.

Overseeing the Integrity of our Financial Statements. The audit committee’s responsibilities include oversight of the integrity of our financial statements, which entails:

• Reviewing, prior to the audit, the scope and procedures to be utilized in the audit with the independent auditor;

• Receiving reports from the independent auditor regarding our critical accounting policies and practices;

• Meeting with the independent auditor, without our management, to discuss the audit or other issues deemed relevant by the audit committee, including, but not limited to, significant audit issues or concerns and management’s response thereto;

• Reviewing management’s assessment of the effectiveness of internal controls over financial reporting, including any significant deficiencies or material weaknesses identified by management or the independent auditor;

• Meeting with management and the independent auditor to review significant reporting issues and practices, including changes in or adoption of accounting principles and disclosure practices; and

• Reviewing disclosures in our periodic reports filed with the SEC, including the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of such reports.

Appointment and Supervision of the Independent Auditor. In connection with the appointment and supervision of our independent auditor, the audit committee’s responsibilities include, among other things:

•  Receiving annual written communication from the independent auditor delineating all relationships with and proposed professional services to us;

•  Reviewing all non-audit services proposed to be provided by the independent auditor;

•  Receiving and reviewing, on an annual basis, reports from the independent auditor regarding its internal quality control procedures, results of its most recent peer review or any inquiry or investigation by any governmental or professional authorities within the preceding five years and its independence and all relationships between the independent auditor and the company;

•  Reviewing the qualifications and performance of the independent auditor and the lead partner of the independent auditor and making certain that a replacement is named to the lead partner position every five years; and

•  Reviewing and approving, as appropriate, the compensation of the independent auditor.

Receipt and Treatment of Complaints. The board has established, and the audit committee has reviewed, procedures for the receipt and treatment of complaints we receive concerning, among other things, accounting, internal controls or auditing matters, as well as confidential anonymous submissions by our employees regarding accounting or auditing matters. The audit committee also reviews our process for communicating these procedures to our employees.

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PROXY ITEM 1 — PROPOSAL FOR ELECTION OF DIRECTORS

Management Development and Compensation Committee

Number of 2022 Meetings: 6

Chair: Sonja M. Wilkerson Members: Xudong Feng, Ph.D. Traci L. Jensen Albert J. Neupaver All Members Independent

Responsibilities. The management development and compensation committee is responsible, among other things, for establishing and reviewing compensation criteria at the board and executive levels. The committee seeks to ensure that our compensation practices are in compliance with the law and with our Code of Conduct and are commensurate with the high standards of performance expected of our directors and officers.

Director and Executive Compensation. The committee will periodically review and propose to the full board the compensation for non-employee directors. Such review must occur at least once every two years. In addition, the management development and compensation committee annually approves and recommends to the independent members of the board for ratification our chief executive officer’s compensation and, based in part on recommendations from our chief executive officer, the compensation structure for all other officers and key executives, including the adoption of cash-based and equity-based incentive compensation plans.

Administration of Incentive Compensation Plans. The management development and compensation committee is charged with administering our cash-based and equity-based incentive compensation plans, which we refer to as incentive compensation plans. Among other things, the management development and compensation committee will determine which eligible employees receive awards under such plans, determine the types of awards to be received and the conditions thereof, and will make any other determination or take any other action that it deems necessary or desirable to administer each incentive compensation plan. From time to time, the management development and compensation committee will also review and recommend medical, retirement, insurance and other benefit packages for officers and eligible employees.

Succession Planning. At least annually, after considering the recommendations of management, the management development and compensation committee will make recommendations to the board regarding a succession plan, including succession in the event of an emergency or crisis, for our chief executive officer and other officers and key employees, after considering recommendations of management.

Use of Advisers. The management development and compensation committee has the sole power to retain and terminate consulting firms to assist it in performing its responsibilities, including the authority to approve the firm’s fees and retention terms. The committee has the authority to obtain advice and assistance from internal or external legal, accounting, human resource or other advisers and to have direct access to such advisers without the presence of our management or other employees. The committee is directly responsible for the appointment, compensation and oversight of the work of any such advisers retained by the committee and may select a compensation consultant, legal counsel or other adviser only after taking into consideration all factors relevant to their independence from management, as required by NYSE rules.

10	2023 Proxy Statement

PROXY ITEM 1 — PROPOSAL FOR ELECTION OF DIRECTORS

Nominating and Corporate Governance Committee

Number of 2022 Meetings: 4

Chair: David L. Motley Members: Xudong Feng, Ph.D. Louis L. Testoni Sonja M. Wilkerson All Members Independent

Recommendations for Director Candidates. The nominating and corporate governance committee’s goals and responsibilities include identifying and recommending individuals qualified to serve as members of the board of directors consistent with criteria approved by the board of directors. The committee identifies candidates for the board of directors by soliciting recommendations from committee members and incumbent directors and considering recommendations from employees and shareholders. The committee also has sole authority to retain and terminate search firms, which will report directly to the committee, to assist in identifying director candidates. The nominating and corporate governance committee charter provides that the committee will ensure that the nominees for membership on the board of directors are of a high caliber and are able to provide insightful, intelligent and effective guidance to our management. The committee may establish procedures for evaluating the suitability of potential director nominees proposed by management, other members of the board or by shareholders.

Oversight of the Evaluation of the Board and Management. The committee is responsible for the oversight of the evaluation of the board of directors and corporate management. In doing so, the nominating and corporate governance committee evaluates, and reports to the board of directors, the performance and effectiveness of the board of directors as a whole and each committee of the board as a whole (including an evaluation of itself and the effectiveness of the management development and compensation committee in its process of establishing goals and objectives for, and evaluating the performance of, our chief executive officer and our other officers). The committee reviews the suitability for continued service as a director of each board member when his or her term expires, when he or she has a significant change in status, including, but not limited to, an employment change, or when the director submits his or her resignation in accordance with the company’s director resignation policy then in effect, and recommends whether or not the director should continue to serve.

Corporate Governance Matters. The committee is committed to ensuring that our corporate governance is in full compliance with the law, reflects generally accepted principles of good corporate governance, encourages flexible and dynamic management without undue burdens and effectively manages the risks of our business and our operations. To accomplish this, the committee developed and recommended to the board of directors a set of corporate governance guidelines. The committee must review and, if appropriate, recommend to the board appropriate changes to the corporate governance guidelines at least once every year and the articles of incorporation, bylaws, the Code of Conduct and the Code of Ethics Applicable to Senior Officers at least once every two years. The committee is charged with investigating and advising the board with respect to any violations of the Code of Ethics Applicable to Senior Officers and, to the extent involving directors or officers, the Code of Conduct, including conflicts of interest between directors or officers and us, and including a review of the outside activities of directors and officers. It is the obligation of each director and officer to bring to the attention of the nominating and corporate governance committee any actual, apparent or possible conflict of interest.

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PROXY ITEM 1 — PROPOSAL FOR ELECTION OF DIRECTORS

Strategy and Risk Committee

Number of 2022 Meetings: 4

Chair: Albert J. Neupaver Members: Traci L. Jensen David L. Motley Louis L. Testoni All Members Independent

The committee’s responsibilities include, among other things:

• Advising the board and management regarding long-range planning in the areas of transactions, financial matters, shareholder engagement, risk management and related matters;

• Assessing and providing oversight to management relating to the identification and evaluation of major strategic, operational, regulatory, information and external risks inherent in the business of the company and the control processes with respect to such risks;

• Reviewing significant relationships with analysts, shareholders, financing sources and related parties;

• Reviewing and advising the board and management regarding the company’s strategic planning process;

• Staying abreast of activities of the company’s shareholders and other stakeholders;

• Monitoring shareholder turnover;

• Reviewing governance as it pertains to the company’s shareholder base; and

• Preparing in advance in order to respond to engagement from the company’s shareholders.

Sustainability Committee

Number of 2022 Meetings: 4

Chair: Xudong Feng, Ph.D. Members: Leroy M. Ball Traci L. Jensen Stephen R. Tritch Sonja M. Wilkerson

Our sustainability committee serves to assist the board in its assessment of the company’s policies, programs and performance in accordance with our vision and commitment to environmental and social responsibility in accordance with sustainability principles. The committee is responsible for reviewing and overseeing the company’s programs and performance related to sustainability, including:

• Reviewing the company’s strategy, policies and practices for consistency with sustainability concepts, including environmental protection, climate change, resource protection, human rights, workplace rights, communications programs, stakeholder engagement, and promotion of inclusion and diversity;

• Reviewing standards and best practices for sustainability and assessment of the company’s programs in comparison to industry practice;

• Confirming and advising the board on progress against key sustainability goals and alignment with stakeholder expectations;

• Reviewing the company’s external reporting on sustainability;

• Reviewing the company’s positions in relevant independent ranking systems and the company’s progress and position in sustainability rankings;

• Advising the board on whether the company should seek external assurance of its sustainability data;

• Advising the board on significant stakeholder concerns and shareholder proposals related to sustainability;

• Monitoring the company’s corporate reputation and providing guidance on the protection of the company’s reputation; and

• Bringing to the attention of the board, as appropriate, current and emerging political, social and environmental trends and major public policy issues that may affect business operations, performance or the public image of the company.

The committee is also responsible for reviewing and overseeing our programs and performance related to safety (occupational and process), health, environment, security and product stewardship in accordance with the American Chemistry Council’s Responsible Care® Management System. The committee reviews and evaluates the effectiveness of the management systems used to provide oversight and control of the company’s product stewardship, safety, health, environmental, security and sustainability programs. The sustainability committee’s charter gives the committee authority to meet as required with relevant company managers who are accountable for product stewardship, safety, health, environmental, security and sustainability programs.

12	2023 Proxy Statement

CORPORATE GOVERNANCE MATTERS

Corporate Governance Guidelines

Our board of directors has adopted corporate governance guidelines to ensure we are fully compliant with the law and engaging in corporate governance “best practices,” which promote the long-term interests of shareholders and strengthen board and management accountability.

Our corporate governance guidelines address matters such as:

•	the selection and composition of the board;

•	board leadership;

•	board performance;

•	the board’s relationship to senior management;

•	meeting procedures;

•	committee matters;

•	leadership development; and

•	stock ownership guidelines for non-employee directors.

A copy of our corporate governance guidelines is available on our website at www.koppers.com. You may also request a printed copy at no cost by writing to our corporate secretary at Koppers Holdings Inc., Attention: Corporate Secretary’s Office, 436 Seventh Avenue, Pittsburgh, Pennsylvania 15219.

Director Independence

For a director to qualify as independent, our board must affirmatively determine that a director does not have a material relationship with the company (either directly or as a partner, shareholder or officer of an organization that has a material relationship with the company). Our board has established its own guidelines for what constitutes independence for directors (which are included in our corporate governance guidelines available on our website at www.koppers.com) which either conform to, or are more exacting than, the independence requirements of the NYSE. In making its independence determinations, the board reviewed the independence guidelines that are part of our corporate governance guidelines, the corporate governance rules of the NYSE and the individual circumstances of each director.

Our Guidelines on Independence

The following is a summary of the guidelines established by our board in our corporate governance guidelines and which are used by the board to help determine the independence of each director. In general, the board will determine that a director will not be independent if, within the preceding three years:

•	the director was or is currently also our employee;

•	an immediate family member of the director was or is currently employed by us as an executive officer;

•	the director was (but is no longer) a partner in or employed by a firm that is our internal or external auditor and personally worked on our audit within that time;

•	an immediate family member of the director was (but is no longer) a partner in or employed by a firm that is our internal or external auditor and personally worked on our audit within that time;

•

one of our current executive officers was or is currently on the compensation committee of a company which employed our director, or which employed an immediate family member of the director as an executive officer at the same time; or

•

the director or an immediate family member of the director received in any twelve-month period during such three-year period direct compensation from us and our consolidated subsidiaries in excess of $120,000 other than director compensation (including committee fees) and pensions or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

In addition, the board will determine that a director is not independent if:

•	the director or the immediate family member of the director is a current partner of a firm that is our internal or external auditor;

•	the director is a current employee of such internal or external auditing firm; or

•	the director has an immediate family member who is a current employee of such internal or external auditing firm and who personally works on our audit.

KOPPERS HOLDINGS INC.	13

CORPORATE GOVERNANCE MATTERS

When the board reviews the independence of its members, the board considers the following commercial or charitable relationships to be material relationships that would impair a director’s independence:

•

the director is a current employee of, or has an immediate family member who is a current executive officer of, another company that has made payments to, or received payments from, us in any of the last three fiscal years that exceed the greater of $1.0 million or two percent of the consolidated gross revenues of the company with which he or she is so associated;

•

the director is an executive officer of another company which is indebted to us, or to which we are indebted, and the total amount of either company’s indebtedness to the other is two percent or more of the total consolidated assets of the company for which he or she serves as an executive officer; or

•

the director serves as an officer, director or trustee of a charitable organization, and our discretionary charitable contributions to the organization exceed the greater of $1.0 million or two percent of that organization’s consolidated gross revenues (excluding for this purpose our automatic matching, if any, of employee and director charitable contributions).

Each independent director is required to notify the chair of the nominating and corporate governance committee of any event, situation or condition that may affect the board’s evaluation of the director’s independence.

Our Board’s Independence Determinations

Our board of directors reviewed the independence of each of our current directors and nominees, in accordance with our corporate governance guidelines and NYSE rules. Based on its review, the board of directors determined that a majority of our current directors and nominees have no material relationship with us (either directly or as a partner, shareholder or an officer of an organization that has a relationship with us) and are independent under the independence criteria for directors established by the NYSE and in accordance with our corporate governance guidelines. Based on this evaluation, our board has determined that Dr. Feng, Ms. Jensen, Mr. Motley, Mr. Neupaver, Mr. Sandifer, Mr. Testoni, Mr. Tritch and Ms. Wilkerson each satisfy the independence standards. In addition, based on its evaluation, the board determined that Mr. Ball is not independent.

Board Leadership Structure

Our current policy and practice is that the roles of the chairman of the board and the chief executive officer should be separate because our board believes separating the roles allows the chairman to serve as a check on the chief executive officer and to independently assess the overall performance of the company on behalf of the shareholders. In addition, our board believes it is important to separate the roles of the chief executive officer and the chairman of the board due to the differences between the two roles and the time-intensive responsibilities of each. Our chief executive officer is the officer through whom the board delegates authority to corporate management. He is responsible for setting our strategic direction and the day-to-day leadership and performance of the company, while ensuring that all orders and resolutions of the board are carried into effect. The chairman of the board, on the other hand, provides guidance to our chief executive officer, presides over meetings of the full board, calls meetings of the board and board committees when he deems them necessary and performs all duties assigned to him by the board. Our chairman of the board is also responsible for acting as chairman at all meetings of our shareholders. Mr. Tritch, one of our independent directors, is currently the chairman of our board.

Executive Sessions

Our independent directors meet at regularly scheduled executive sessions without management. Our corporate governance guidelines provide that when the roles of the chairman of the board of directors and the chief executive officer are separate and the chairman of the board of directors is not an employee, then the chairman of the board of directors also serves as the independent Presiding Director. If the chairman of the board of directors is not an independent director, the responsibilities of the Presiding Director set forth in our corporate governance guidelines would be determined by the independent directors on a meeting-by-meeting basis with respect to all separate meetings of the independent directors. If the roles of the chairman of the board of directors and the chief executive officer are combined in the future (or if such roles are separate but both roles are filled by employees), the chair of the nominating and corporate governance committee (an independent director) would serve as the Presiding Director.

The independent Presiding Director presides over the executive sessions of the independent directors and, together with the members of the nominating and corporate governance committee, develops the agendas for the executive sessions and periodically reviews and proposes revisions to the board’s procedures and the corporate governance guidelines. The independent Presiding Director is also responsible for communicating the board’s annual evaluation of the chief executive officer.

14	2023 Proxy Statement

CORPORATE GOVERNANCE MATTERS

Risk Oversight

Our board as a whole has an active role in overseeing the company’s management of risks. Our board regularly assesses the major risks facing the company and reviews options for their mitigation by reviewing information regarding accounting, operational, legal and regulatory, and strategic and reputational risks based on reports from senior management, including by our director of compliance, who reports to our general counsel and secretary, and our independent auditor.

In addition, our board has established a formal risk management process that involves regular and systematic identification and evaluation of risks. As part of this process, we conduct an enterprise risk assessment at least biennially to review and update the risks to the company in view of changing conditions. Once our key risks are identified and inventoried, our leadership council, which consists of all direct reports to the chief executive officer and certain others appointed by the chief executive officer, conducts a risk prioritization. The initial prioritization of these risks is based on impact and likelihood criteria, after which the risks are divided into four tiers, with tier 1 consisting of the most severe risks. When conducting the risk prioritization, our leadership council considers, among other things, aggregate impact of the risk, timing of probable onset, velocity and duration. The risks are then re-prioritized based on the effectiveness of the risk management/mitigation responses, including controls. Our final risk inventory, which includes a list of prioritized risks, is presented annually to the strategy and risk committee of the board of directors, highlighting risks that have been added or removed, or any significant changes in status for tier 1 risks. The strategy and risk committee also receives a quarterly update on changes and highlights of specific risks, which may include specifics of mitigation plans. Our board delegates the oversight of specific risk areas to board committees as follows:

Committee	Risk Oversight Responsibilities
Audit

• Review with management and our independent auditor the company’s risk assessment and risk management practices and discuss policies with respect to risk assessment and risk management

• Oversee the company’s risk policies and processes relating to financial statements, financial systems, financial reporting processes, compliance and auditing, as well as the guidelines, policies and processes for monitoring and mitigating such risks

Management Development and Compensation	• Review risks associated with human capital, employee benefits and executive compensation

Nominating and Corporate Governance	• Manage risks associated with the independence of the board, potential conflicts of interest, reputation and ethics and corporate governance

Strategy and Risk

• Assess and provide oversight to management relating to the identification and evaluation of major strategic, operational, regulatory, information and external risks inherent in the business of the company and the control processes with respect to such risks

Sustainability	• Review and oversee the company’s programs and performance related to sustainability, safety (occupational and process), health, the environment, security and product stewardship

Code of Conduct and Code of Ethics

Our board of directors has adopted a Code of Conduct for all directors, officers and employees and a Code of Ethics Applicable to Senior Officers. A copy of each code is available on our website at www.koppers.com. You may also request a written copy at no cost by writing to our corporate secretary at Koppers Holdings Inc., Attention: Corporate Secretary’s Office, 436 Seventh Avenue, Pittsburgh, Pennsylvania 15219. The Code of Conduct covers such matters as conflicts of interest, insider trading, misuse of confidential information, compliance with laws and protection and proper use of corporate assets. Directors are expected to comply with the Code of Conduct and report any violations of the code, including any potential conflicts of interest, as outlined in the code. All directors must remove themselves from any discussion or decision affecting their business or personal interests. We intend to post on our website all disclosures that are required by law, the SEC rules or the NYSE rules concerning any amendments to, or waivers from, any provision of our codes.

KOPPERS HOLDINGS INC.	15

CORPORATE GOVERNANCE MATTERS

Sustainability

Koppers aspires to be a leader in sustainability through the ways we operate our business, care for our communities and secure success for all our stakeholders. Sustainability is a journey we undertake with a steadfast commitment to—and belief in—our ability to create positive change.

At Koppers, we are guided by our purpose of Protecting What Matters and Preserving The Future. We strive to place the care and protection of people, the environment, and communities first while providing responsible solutions essential to global infrastructure and our modern world. Our sustainability pillars reflect our values of People, Planet, and Performance, and serve as guideposts for how we work with one another, conduct business, and interact with our stakeholders. We believe that success happens when all three values are in balance and pursued with enthusiasm by every team member, in every location, every day. Koppers is fully committed to securing our future by taking care of our employees, being a good steward of the environment, creating value for our stakeholders, and contributing beneficial products to society for generations to come.

Our shareholders, employees, customers, regulators and other stakeholders are all increasingly focused on the importance of effective engagement and action on environmental, social, and governance topics. Corporate social responsibility, which we view as our obligation to people and the environment and our commitment to maintaining good corporate governance processes, has been a part of our culture for many years. We believe this culture, supported by a spirit of collaboration and innovation, allows us to decrease our impact on the environment and create value for all of our stakeholders. We believe this commitment is reflected in our improving safety culture and our trend of greenhouse gas and energy usage reductions.

We have established a governance structure to support and develop our sustainability practices. The sustainability committee of the board of directors provides oversight of our programs and serves to assist the board in its assessment of the company’s policies, programs and performance in accordance with our vision and commitment to environmental and social responsibility and sustainability principles. Management provides direction through its leadership council, which is chaired by the CEO. Our chief sustainability officer position, reporting directly to the CEO and sitting on the leadership council, ensures that the company’s strategy, policies and practices are consistent with its sustainability goals. Our sustainability steering committee, chaired by our chief sustainability officer, provides guidance on goals and programs designed to improve our performance against expectations.

For the third consecutive year, in December 2022, we were named as one of America’s Most Responsible Companies by Newsweek magazine in recognition of our corporate performance in environmental, social and governance areas. Koppers ranked 179th out of 500 finalists and 20th out of 55 companies in the Materials & Chemicals category from a pool of the largest 2,000 U.S.-based public companies based on revenue.

Our full annual disclosure of sustainability performance can be found in our most recent Sustainability Report on the company’s website at www.koppers.com. Our historical Sustainability Reports dating to 2015 are also available on www.koppers.com. Our sustainability reporting referenced in this proxy statement, including, without limitation, our most recent and historical Sustainability Reports, and the information on, or accessible through, our websites are not part of or incorporated by reference into this proxy statement.

Environmental

The circular nature of our business starts with our raw materials, the majority of which are by-products generated by other industries (including scrap copper and coal tar) and renewable resources (trees). We purchase approximately 32 million pounds of scrap copper per year which is post-consumer or post-industrial in nature. We believe this places Koppers in the center of what is known as the “circular economy” that emphasizes the “reduce, reuse, recycle” mentality that continues to frame global conservation efforts. Our wood-treatment solutions, while supporting an important role in our global infrastructure across multiple industries, also support an important role in the carbon cycle. Treating wood significantly increases its useful lifespan, allowing the carbon stored within the wood to be immobilized for up to 50 years, keeping it out of the atmosphere and limiting its impact on the environment. In addition, we have businesses which have product life cycle management capabilities to help solve our customers’ challenge of responsibly disposing of end-of-life crossties and utility poles by repurposing used wood products, including as a fuel source. This reduces the end-of-life impact of our ties and poles, contributing to greater product sustainability.

16	2023 Proxy Statement

CORPORATE GOVERNANCE MATTERS

Social

Our ability to positively affect our communities starts with investing in our people. We put the health, safety and well-being of our employees at the forefront of everything we do as part of our Zero Harm culture. Our people-focused strategy considers all aspects of the employee experience, from hiring practices and onboarding to health and wellness and talent management. We seek to create and foster an inclusive and welcoming culture where all employees feel empowered and can directly impact and share in the organization’s success. Key to this effort is delivering a consistent onboarding experience, as well as communications and safety training in all of our facilities across the globe.

Our talented employees are a critical element to make our business successful, so it is essential that we position them for success. It is also important that we continue attracting top talent to our workforce. Our Culture and Engagement team leads these efforts to attract, retain and develop our employees and has created various programs to enhance the skill set of our workforce. Recognizing the importance of a consistent and comprehensive onboarding and safety training experience for new hires across our facility footprint, we have a web-based training program to ensure every employee receives a consistent message from the start of their employment. The program includes videos detailing the company and its primary business lines as well as a new hire information packet filled with information on employee programs, services, benefits and more.

We also have a toolkit to help managers guide new employees for success and we conduct regular new hire surveys to solicit feedback and identify opportunities for improvement. We continue to evaluate and employ methods to identify at-risk behaviors during the hiring process to place prospective employees in appropriately suited positions where they can be successful and workplace injuries can be avoided. This behavioral data also enables us to tailor training and onboarding based on the opportunities it highlights.

To ensure our employees have the best opportunity for success, our performance development process includes periodic meetings between employees and managers to discuss their goals and strategies to achieve them. We no longer conduct traditional annual reviews and instead opt for these more frequent two-way discussions focused on fostering ideas that will enable employee success. Each manager is expected to meet one-on-one at least monthly with their employees to discuss tailored strategies to encourage employee success like additional training, attendance at conferences or establishing connections to others within our company. These monthly meetings also help managers gauge employee engagement and develop approaches to increase and sustain positive engagement.

We also have a New Hire Mentoring Program as another component of our development process. The program provides both hourly and salaried employees an extra opportunity to receive support from experienced employees and discuss any ideas they may have for improving our operations or their work experience. Prior to participating, mentors and mentees receive training on getting the most out of the program.

As a part of our people-focused approach to our operations, we are committed to helping our employees thrive in their roles and grow both personally and professionally. A major component of this plan is our commitment to providing each employee with the training and education they need to be successful. Under the umbrella of our Koppers College, we provide leadership development training to our front-line employees to expand their growth opportunities within the organization. We also foster innovation and develop our next wave of high-potential employees through our leadership forum, an intensive nine-month program conducted in partnership with a university local to our corporate headquarters. Approximately ten to twelve employees from across the world are chosen annually for each cohort. Selected participants travel to our corporate headquarters to take part in workshops facilitated by university professors and business leaders. We also offer our employees a tuition reimbursement program to help them pursue degrees and certifications related to relevant skills they utilize for their positions to further personal and company success.

We believe a robust wellness program that encourages employee participation is key to promoting healthy lifestyles and decision-making. Our wellness screening program for our U.S.-based employees provides them the opportunity to learn more about their health and daily routines. As part of this program, employees can earn financial incentives for completing a variety of wellness initiatives. Recognizing the importance of supporting our employees in all aspects of their lives, we provide an Employee Assistance Program with a full range of supportive resources including financial wellness, mental health and family services. For our U.S.-based employees, we also offer four weeks of paid time-off for mothers and fathers who have a birth or adoption as part of our parental bonding leave program. Additionally, we offer work schedule flexibility including the opportunity to work remotely when conditions allow.

KOPPERS HOLDINGS INC.	17

CORPORATE GOVERNANCE MATTERS

We encourage employee participation in our benefit programs for saving for retirement through robust defined contribution and employee stock purchase programs. The U.S. 401(k) program includes both traditional matching and an additional non-elective company contribution based on organizational performance. When the company achieves the established performance target, employees share in this success through an automatic contribution to their 401(k) accounts. We also offer our employees the option to acquire Koppers stock through an employee stock purchase program. The program gives our employees the opportunity to buy shares at a discount through payroll deductions during defined quarterly offering periods.

We work with a Zero Harm approach to every employee’s health and safety. Zero Harm includes policies that guide our safety practices and procedures throughout all of our facilities, a focus on leading activities that prevent accidents and a leadership culture that insists the health and safety of our employees comes ahead of everything we do.

We support an inclusive and diverse work environment across our company through a range of strategic programs. Our internal processes and programs target inclusion and diversity as a key area of importance and externally we place emphasis on the topic during philanthropic activities. Our global inclusion and diversity initiative focuses on supporting our strategy to be an employer of choice, and helps to ensure that all employees feel they are heard and valued to harness the power of an engaged workforce. Our employee resource groups, LINKWomen, which was launched in 2018, and LINKParents, which was launched in 2021, provide an important development forum for employees and serve as a model for future initiatives. Additionally, the 2022 Women on Boards Gender Diversity Index ranks Koppers as a 3+ Company with three or more women on our board of directors.

We are committed to proactively evaluating and addressing community needs in the areas where we operate. Many of our locations have made strong connections with local community members, allowing our representatives to share facility information and address any questions, observations, concerns and ideas. Our community impact is demonstrated through our employees’ volunteer commitments and a corporate philanthropy program. Employees worldwide volunteer their time to, among other things, mentor students, enhance local education initiatives, take care of the elderly, assist at homeless shelters and provide hands-on help to those affected by natural disasters.

Communication across our global footprint drives our efforts. All Koppers employees are given the opportunity to provide direct feedback to leadership as part of the company’s annual engagement survey. Our leadership reviews this feedback in detail and, in conjunction with our Culture and Engagement team, develops responsive action plans for improvement.

Governance

We believe our corporate governance structure is designed to assure accountability to our stakeholders and to make certain that we conduct business in a responsible, ethical way. We maintain a comprehensive Code of Conduct that details the expectations and requirements we have as an organization for our employees. This Code of Conduct applies to all employees, whether we are engaging in peer-to-peer interactions, working to comply with complex regulations, marketing our products, purchasing materials, creating new products, managing our finances or interacting with our communities.

Training employees on the Code of Conduct is a key aspect of our approach to ethics. We require every Koppers employee to complete training on the Code of Conduct annually. We also conduct focused trainings on specific topics that are relevant to employees with particular responsibilities.

We encourage our employees who have questions regarding the Code of Conduct and other ethics issues to seek guidance. Similarly, if an employee recognizes a potential ethics violation, they are empowered and encouraged to notify the appropriate management personnel so that Koppers can investigate and take appropriate corrective action. Employees can also utilize the Koppers Compliance Line, a free confidential resource available 24 hours a day, seven days a week, to ask questions or raise concerns. Another option for anonymous reporting is our third-party email reporting system.

Our board of directors is broadly responsible for contributing to the strategic direction and oversight of the company. Among its duties and responsibilities, the board oversees management’s direction of the legal, ethical and socially responsible behavior of the company, such as developing effective performance measurement systems, reviewing the company’s long-term strategy and overseeing risk management processes. Our leadership council is responsible for directing the development and implementation of the company’s strategic plan and business operations around the globe. These executive leaders establish and maintain our commitment to ethics, integrity, fiscal responsibility, growth and sustainability.

18	2023 Proxy Statement

CORPORATE GOVERNANCE MATTERS

Communications with the Board

The board of directors welcomes the input and suggestions of shareholders and other interested parties. Shareholders and other interested parties wishing to contact the chairman of the board, the non-management directors as a group or specified individual directors may do so by sending a written communication to the attention of the chairman of the board, c/o Koppers Holdings Inc., Corporate Secretary’s Office, 436 Seventh Avenue, Pittsburgh, Pennsylvania 15219. Issues or complaints regarding questionable accounting practices, internal accounting controls or auditing matters may be sent in writing to the attention of the audit committee chairman, c/o Koppers Holdings Inc., Corporate Secretary’s Office, 436 Seventh Avenue, Pittsburgh, Pennsylvania 15219. Our corporate secretary will forward all written communications to the director or directors to whom it is addressed. Alternatively, you may place an anonymous, confidential, toll-free call in the United States to our Compliance Line at 800-385-4406.

Nomination Procedures

The nominating and corporate governance committee will consider nominees for director recommended by the committee, other directors, employees and shareholders and evaluate such nominees against the same criteria used to evaluate all candidates for director. Any shareholder wishing to recommend a candidate for director to the nominating and corporate governance committee should submit the recommendation in writing to our corporate secretary at Koppers Holdings Inc., Attention: Corporate Secretary’s Office, 436 Seventh Avenue, Pittsburgh, Pennsylvania 15219.

Pursuant to our bylaws, in order to recommend a nominee for election at our annual meeting a shareholder must provide advance notice of such nomination (1) if the meeting is to be held on a date that is within 30 days before or 30 days after the anniversary date of the prior annual meeting, not less than 120 days nor more than 150 days prior to such annual meeting, or (2) if the meeting is to be held on a date that is not within 30 days before or 30 days after the prior annual meeting, not later than the tenth day following the day on which notice of the date of the meeting was mailed or the first public disclosure of the date of such meeting was made, whichever occurs first. In the case of a special meeting to elect directors, notice must be received no later than the tenth day following the earlier of the day on which notice was mailed or the first public disclosure of the date of such meeting. Any such notice must set forth, among other things: (1) the name, age, address and principal occupation of the nominee; (2) a representation that the notifying shareholder intends to appear in person or by proxy to nominate the nominee; (3) the class and number of shares beneficially owned by the nominee; (4) the number of shares to be voted by the notifying shareholder for the nominee; (5) a description of all arrangements between the notifying shareholder and the nominee and other persons pursuant to which the nomination is to be made; (6) all information about the nominee that would be required to be disclosed in a proxy statement (including a written consent to serving as director); and (7) a written representation and agreement, (i) disclosing, and providing that if elected that he or she will disclose, any agreement with any person as to how such nominee will act or vote, (ii) disclosing, and providing that if elected that he or she will disclose, any other commitments that could interfere with his or her fiduciary duties, (iii) disclosing, and providing that if elected that he or she will disclose, any agreement with any person with respect to direct or indirect compensation or indemnification for services as director, and (iv) providing that if elected that he or she will comply with all applicable corporate governance, conflict of interest, stock ownership, trading, and other policies and guidelines.

As to the shareholder giving notice, any beneficial owner on whose behalf the nomination is made, and any person controlled by or controlling such shareholder and beneficial owners, such notice must set forth: (1) their name and address; (2) class and number of shares beneficially owned and of record and any other positions owned, including derivatives, hedges and any other economic or voting interest in the company; (3) a representation whether such person intends to be part of a group which intends to deliver a proxy statement or otherwise solicit proxies from shareholders; (4) whether hedging or other transactions have been made to mitigate a loss of such person; and (5) any other information relating to each party that would be required to be disclosed in a proxy statement.

All notices provided must be updated so that the information provided is true and correct as of the record date and as of the date that is ten business days prior to the meeting.

The company may also require any nominee to submit to background checks and an in-person interview and furnish such other information as reasonably required to determine the eligibility of the nominee to serve as an independent director or that could be material to the understanding of independence.

Under our bylaws, no nominations may now be made by shareholders for the 2023 annual meeting.

KOPPERS HOLDINGS INC.	19

CORPORATE GOVERNANCE MATTERS

Committee Reports to Shareholders

Audit Committee Report

As set forth in our charter, management is responsible for the preparation, presentation and integrity of our financial statements, and for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures designed to provide reasonable assurance of compliance with accounting standards and related laws and regulations. Our internal auditors are responsible for providing reliable and timely information to the board of directors and senior management concerning the quality and effectiveness of, and the level of adherence to, our control and compliance procedures and risk management systems. Our independent auditor is responsible for planning and carrying out an integrated audit of our consolidated annual financial statements and the effectiveness of internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (the “PCAOB”), reviewing our annual report on Form 10-K prior to the filing of such report with the SEC, and reviewing our quarterly financial statements prior to the filing of each of our quarterly reports on Form 10-Q with the SEC.

In the performance of its oversight function, the audit committee has reviewed and discussed the audited financial statements for the year ended December 31, 2022, with management and with KPMG LLP, our independent auditor for 2022. The audit committee has discussed with our independent auditor the matters required to be discussed by the applicable requirements of the PCAOB. The audit committee has received the written disclosures and the letter from the independent auditor required by the applicable requirements of the PCAOB regarding the independent auditor’s communications with the audit committee concerning independence and has discussed with the independent auditor its independence. Also, in the performance of its oversight function, during 2022 the audit committee received frequent reports from our director of internal audit.

At various times the audit committee has considered whether the provision of non-audit services by the independent auditor to us is compatible with maintaining the independent auditor’s independence and has discussed with KPMG LLP their independence. The audit committee or its chairman (acting pursuant to delegated authority) pre-approves all new non-audit services (as defined in the Sarbanes-Oxley Act of 2002) proposed to be performed by our independent auditor.

Based upon the review and discussions described in this report, and subject to the limitations on the role and responsibilities of the audit committee referred to above and in its charter, the audit committee recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2022, for filing with the SEC.

The audit committee of the board of directors presents the foregoing report.

Louis L. Testoni (Chair)	David L. Motley
Traci L. Jensen	Albert J. Neupaver

Management Development and Compensation Committee Report

The management development and compensation committee has reviewed and discussed the Compensation Discussion and Analysis with our management. Based on our review and discussions, the committee has recommended to our board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

The management development and compensation committee of the board of directors presents the foregoing report.

Sonja M. Wilkerson (Chair)	Traci L. Jensen
Xudong Feng, Ph.D.	Albert J. Neupaver

20	2023 Proxy Statement

COMMON STOCK OWNERSHIP

Director and Executive Officer Stock Ownership

Set forth below is certain information with respect to the beneficial ownership of shares of our common stock as of March 20, 2023, by directors, the NEOs, who are included in the Summary Compensation Table, and all directors and executive officers as a group. Except as otherwise indicated, sole voting power and sole investment power with respect to the shares shown in the table are held either by the individual alone or by the individual together with his or her spouse.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)(2)(3)
Xudong Feng, Ph.D.	38,947	(4)
Traci L. Jensen	21,559
David L. Motley	21,542	(4)
Albert J. Neupaver	73,340
Andrew D. Sandifer	416
Louis L. Testoni	40,112
Stephen R. Tritch	45,621
Sonja M. Wilkerson	21,542	(4)
Leroy M. Ball	707,081
Jimmi Sue Smith	24,068
James A. Sullivan	202,905
Stephanie L. Apostolou	29,897
Leslie S. Hyde	109,842
All Directors and Executive Officers as a Group (18 in total)	1,506,159

(1)

Includes the following amounts of common stock that the following individuals and the group have the right to acquire on or within 60 days after March 20, 2023 through the exercise of stock options or vesting of restricted stock units: Mr. Ball, 405,191; Ms. Smith, 1,666; Mr. Sullivan, 113,927; Ms. Apostolou, 1,437 and Ms. Hyde, 53,910; 4,236 restricted stock units for Dr. Feng, Mses. Jensen and Wilkerson and Messrs. Motley, Neupaver, Testoni and Tritch; 416 restricted stock units for Mr. Sandifer; and all directors and executive officers as a group, 649,757.

(2)

The total number of shares beneficially owned by Mr. Ball and by all directors and executive officers as a group constitutes approximately 3.3% and 7.0%, respectively, of the outstanding shares of our common stock as of March 20, 2023, plus shares of our common stock deemed outstanding pursuant to Rule 13d-3(d)(1) under the Securities Exchange Act of 1934. The total number of shares beneficially owned by each other individual listed in the table above constitutes less than 1.0% of the outstanding shares of our common stock as of March 20, 2023.

(3)

Amounts reported for executive officers include unvested time-based restricted stock units and related dividend equivalent units. Unvested dividend equivalent units for executive officers total: Mr. Ball, 221; Ms. Smith, 50; Mr. Sullivan, 85; Ms. Apostolou, 47; Ms. Hyde, 35; and all directors and officers as a group, 722.

(4)

Includes the following amounts of unvested time-based restricted stock units which will be credited to the Koppers Holdings Inc. Director Deferred Compensation Plan: Dr. Feng, 6,107; Mr. Motley, 4,326; and Ms. Wilkerson, 4,326.

KOPPERS HOLDINGS INC.	21

COMMON STOCK OWNERSHIP

Beneficial Owners of More Than Five Percent

The following table shows shareholders whom we know were beneficial owners of more than five percent of our common stock as of March 20, 2023.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
BlackRock, Inc.(1) 55 East 52nd Street New York, NY 10055	3,517,095	16.90%
The Vanguard Group, Inc.(2) 100 Vanguard Blvd. Malvern, PA 19355	2,358,636	11.33%
Fuller & Thaler Asset Management, Inc.(3) 411 Borel Avenue, Suite 300 San Mateo, CA 94402	2,219,646	10.67%
Rubric Capital Management LP and David Rosen(4) 155 East 44th St, Suite 1630 New York, NY 10017	1,133,840	5.45%

(1)

According to the amended Schedule 13G filed January 26, 2023, BlackRock, Inc., through certain affiliates, beneficially owns 3,517,095 shares of our common stock and has sole dispositive power over such shares. BlackRock, Inc. has sole voting power over 3,476,010 shares.

(2)

According to the amended Schedule 13G filed February 9, 2023, The Vanguard Group, Inc. beneficially owns an aggregate of 2,358,636 shares of our common stock and has sole dispositive power over 2,307,030 shares, shared dispositive power over 51,606 shares and shared voting power over 33,487 shares.

(3)

According to the amended Schedule 13G filed February 14, 2023, Fuller & Thaler Asset Management, Inc. beneficially owns 2,219,646 shares of our common stock and has sole dispositive power over such shares. Fuller & Thaler Asset Management, Inc. has sole voting power over 2,177,917 shares.

(4)

According to the amended Schedule 13G filed February 10, 2023, Rubric Capital Management LP and David Rosen, Managing Member of Rubric Capital Management GP LLC, the general partner of Rubric Capital Management LP, beneficially own 1,133,840 shares of our common stock and have shared dispositive power and shared voting power over such shares.

22	2023 Proxy Statement

EXECUTIVE AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

Executive Summary
Our Compensation Philosophy

Our management development and compensation committee (which we refer to as the committee) makes compensation decisions in a manner it believes will best serve the long-term interests of our shareholders by attracting and retaining executives who will be inspired and motivated to meet and exceed the company’s goals and whose interests will be aligned with the interests of our shareholders. To accomplish these objectives, the committee has implemented a strong pay-for-performance compensation program, while striving to pay our executives competitively and align our compensation program with our business strategies.

Our Pay Practices	What we do:	What we don’t do:

✓  Directly link a significant portion of pay to performance

✓  Require compliance with stock ownership requirements

✓  Engage an independent consultant

✓  Maintain the ability to clawback compensation in connection  with a financial restatement

✓  Caps on performance-based cash and equity incentive  compensation

✓  Annual review and approval of our executive compensation strategy

×  No change in control tax gross-ups

×  No new participants in our Pension or Supplemental Executive Retirement Plans

×  No employment agreements for executive officers

×  No stock options with exercise price below market

×  No repricing of awards

×  No hedging, pledging or short sales of our stock

×  No “single trigger” change in control payments and benefits

×  No strict benchmarking of compensation to a specific percentile of our compensation peer group

Our Performance

•  Consolidated sales for 2022 of $1.981 billion increased by approximately $300 million compared with $1.679 billion in the prior year. 2022 sales represented the highest level of revenues in the history of the company.

•  Net income attributable to Koppers for 2022 was $63.4 million, compared with $85.2 million in the prior year. As adjusted, EBITDA for 2022 was $228.1 million, compared with $223.5 million in the prior year.

•  Adjusted EBITDA margin for 2022 was 11.5%, compared with 13.3% in the prior year.

•  We achieved diluted EPS of $2.98 for fiscal year 2022, compared with $3.88 in the prior year. As adjusted, EPS for 2022 was $4.14, compared with $4.21 in the prior year.

Compensation of our Named Executive Officers

•  Our NEOs earned annual incentive awards at 98% of their individual target amounts.

•  Long-term incentives represented, on average, 51% of our NEOs’ 2022 total direct compensation, 41% of which were in the form of performance-based awards (calculated as described below).

•  Long-term incentives represented 66% of our CEO’s 2022 total direct compensation, 56% of which were in the form of performance-based awards (calculated as described below).

Our Named Executive Officers	This Compensation Discussion and Analysis describes the compensation of the following NEOs:

Name	Current Title

Leroy M. Ball	President and Chief Executive Officer

Jimmi Sue Smith	Chief Financial Officer

James A. Sullivan	Executive Vice President and Chief Operating Officer

Stephanie L. Apostolou	General Counsel and Secretary

Leslie S. Hyde	Senior Vice President and Chief Sustainability Officer

Executive Compensation Program Principles

The committee considers the following principles when it makes compensation decisions:

•

Pay for Performance — A significant portion of the total compensation of our NEOs should be based on performance and at risk. We will pay our NEOs higher compensation when they exceed our goals and lower compensation when they do not meet our goals.

•	Support Business Strategy — Our compensation programs should be aligned with our short-term and long-term business strategies.

KOPPERS HOLDINGS INC.	23

EXECUTIVE AND DIRECTOR COMPENSATION

•

Pay Competitively — We believe that total compensation for our NEOs should generally approximate the market median at target performance. Market is defined as individuals holding comparable positions and producing similar results at companies that the committee selects as our peers based on similar industry, revenue and complexity. Our peer group is listed below in the section called “Companies Used for Defining Competitive Compensation.” Compensation data from our compensation peer group is one of several factors that informs our judgment of appropriate parameters for compensation levels. We believe that over-reliance on strict benchmarking can result in compensation that is unrelated to the value delivered by our executive officers because strict benchmarking does not take into account the specific performance of the NEOs or any unique circumstances or strategic considerations.

Executive Compensation Objectives

Consistent with these overall principles, the committee has established the following objectives for its executive compensation programs, which are critical to our long-term success:

•	Attract — We want our compensation programs to be comparable to market in terms of level of pay and form of compensation so that we can attract talented executives.

•	Retain — We want to retain talented leaders whose continued employment is a key component of our overall success.

•	Engage — We want to inspire our executives to meet or exceed our goals and generate superior returns for our shareholders.

•	Align — We want to align the financial interests of our executives with those of our shareholders.

Key Components of Our Compensation Program

The key compensation objectives for our NEOs are achieved through the following mix of components of target direct compensation for our CEO and other NEOs, respectively, which are discussed in more detail later in this Compensation Discussion and Analysis.

CEO Target Direct Compensation	Other NEO Target Direct Compensation

•

Base Salary — Recognizes different levels of responsibility within the company and serves as the basis for establishing target payouts for annual cash incentives and long-term equity incentives. Base salaries achieve our objectives to attract and retain our executives.

•

Annual Incentive Plan or AIP — Variable annual cash awards based upon adjusted EBITDA performance. Annual cash incentives serve to enhance our business growth and profitability by linking executive pay to corporate performance. Annual cash incentives achieve our objectives of attracting, retaining, and engaging our executives and aligning our executives’ financial interests with those of our shareholders.

•

Long-Term Equity Incentives — Generally comprised of PSUs, stock options and time-based restricted stock units (“RSUs”). Long-term equity incentives focus executives on the achievement of long-term corporate goals and strengthen the retention value of our compensation program. Long-term equity incentives also achieve our objectives of attracting, retaining, and engaging our executives and aligning our executives’ financial interests with those of our shareholders.

In addition to the components outlined above, our compensation program also provides our executives with certain severance and retirement benefits and certain perquisites. While we do not consider these benefits key components of our compensation program, they do assist in achieving our compensation objectives of attracting and retaining talented executives.

24	2023 Proxy Statement

EXECUTIVE AND DIRECTOR COMPENSATION

2022 Say-on-Pay Vote

We value our shareholders’ opinions and feedback and are committed to maintaining an active dialogue to understand the priorities and concerns of our shareholders. We believe that ongoing engagement builds mutual trust and alignment with our shareholders and is essential to our long-term success. We received strong support for our executive compensation program in the annual “say on pay” vote with over 98% approval at the 2022 annual meeting. The committee believes these results reflect our shareholders’ affirmation of our executive compensation program. Nevertheless, the committee regularly reviews and adjusts the program as needed to ensure it remains competitive and aligned with the best interests of the company and its stakeholders.

Our Compensation-Setting Process

Through the course of our compensation-setting process:

•	The independent members of our board ratify CEO compensation decisions, based on the recommendation of the committee;

•	The independent members of the board make compensation decisions regarding the other NEOs, based on the recommendation of the committee and the CEO; and

•	The committee is advised by an independent compensation consultant.

The fiscal year 2022 compensation decisions for our NEOs were made in three steps.

Steps	When

1. Design Program — The program for the year is approved (including targeted levels of annual and long-term pay, fixed and incentive compensation, and any base salary adjustment).	End of 2021 and beginning of 2022

2. Establish Range of Compensation Opportunities — Incentive compensation opportunities are set based on corporate performance. Minimum, target, and maximum performance levels and payouts are established for incentive awards.

End of 2021 and beginning of 2022

3. Review Performance — Performance is reviewed and incentive pool amounts are approved which determines the annual cash incentive amounts and performance-based long-term equity awards.	Beginning of 2023

The committee may use its judgment to supplement, reduce or modify at any time the compensation intended to be paid or awarded to the NEOs. The committee believes that it is in the best interest of the company and its shareholders that the committee have sufficient latitude to recognize and reward superior performance, which is important to attract and retain talented executives, and to adjust awards to reflect the quality of the company’s financial performance. The committee did not exercise any such positive discretion this year.

Overview of 2022 NEO Compensation. Our 2022 actual NEO compensation includes both short- and long-term incentives established using financial metrics. In addition to base salary, this structure, shown graphically below, includes cash incentives and long-term equity incentives, comprised of PSUs, stock options and RSUs.

For our CEO, Mr. Ball, approximately 84 percent of 2022 direct compensation is pay-at-risk, which is payable over time or determined based upon financial goals or performance achievements. For our other NEOs, on average approximately 70 percent of 2022 direct compensation is pay-at-risk.

2022 CEO Actual Compensation Mix	2022 Other NEOs Average Actual Compensation Mix

KOPPERS HOLDINGS INC.	25

EXECUTIVE AND DIRECTOR COMPENSATION

The following represents the total actual compensation to our NEOs for 2022, computed in accordance with SEC regulations for purposes of the Summary Compensation Table disclosed below.

			Long-Term Incentive

NEO	Base Salary	Annual Cash Incentive	PSUs	Stock Options	RSUs	Total Direct Compensation
Leroy M. Ball	$890,384	$1,003,463	$2,187,422	$934,904	$623,327	$5,639,500
Jimmi Sue Smith	$375,000	$ 220,500	$ 329,028	$117,153	$117,172	$1,158,853
James A. Sullivan	$532,538	$ 403,760	$ 722,995	$257,512	$257,520	$2,174,325
Stephanie L. Apostolou	$351,923	$ 194,040	$ 289,578	$103,159	$103,137	$1,041,837
Leslie S. Hyde	$342,289	$ 196,945	$ 293,916	$104,636	$104,682	$1,042,468

Please see our Summary Compensation Table on page 34 which also reports amounts for Changes in Pension Value, Nonqualified Deferred Compensation Earnings and All Other Compensation.

2020, 2021 and 2022 Total Realized Compensation as a Percentage of Target

CEO

2022 Total Realized Compensation

Below is a comparison of 2022 target compensation to total realized compensation for our NEOs. Total realized compensation is based on the actual dollar value of cash and vested equity delivered to our NEOs in any given year. This measure further demonstrates our ongoing commitment to compensating our leadership based on the company’s performance and placing a significant portion of senior executive compensation at risk. Total realized compensation was lower than target for our NEOs in 2022 because none of our NEOs exercised previously-granted stock options in 2022.

NEO	2022 Target Compensation	2022 Total Realized Compensation

Leroy M. Ball	$5,639,500	$4,787,404

Jimmi Sue Smith	$1,158,853	$ 740,916

James A. Sullivan	$2,174,325	$1,774,168

Stephanie L. Apostolou	$1,041,837	$ 803,283

Leslie S. Hyde	$1,042,468	$ 941,722

Total realized compensation is calculated as follows:

26	2023 Proxy Statement

EXECUTIVE AND DIRECTOR COMPENSATION

2022 Compensation Decisions and Performance

Base Salary. As part of setting pay mix and structure for 2022, the committee evaluated NEO base salaries. Annual salary increases are neither automatic nor guaranteed, but determined by the committee after taking into consideration each NEO’s position with the company, their respective responsibilities and experience and peer company information for similar positions. Based on this evaluation, the following 2022 base salary increases for the NEOs were approved by the committee and ratified by the independent members of the board. All increases were effective April 1, 2022. A base salary increase of 4.7% was awarded to Mr. Sullivan and a base salary increase of 9.1% was awarded to Ms. Apostolou in order to be more competitive with market.

NEO	Base Salary as of January 1, 2022	Base Salary as of April 1, 2022	Percentage Increase in 2022
Leroy M. Ball	$890,384	$890,384	0.0%
Jimmi Sue Smith	$375,000	$375,000	0.0%
James A. Sullivan	$515,000	$539,000	4.7%
Stephanie L. Apostolou	$330,000	$360,000	9.1%
Leslie S. Hyde	$334,940	$344,996	3.0%

Annual Cash Incentives. In early 2022, the committee approved and the board ratified our annual incentive plan, which served as the company’s main annual incentive plan for salaried employees. The annual cash incentive payouts under the annual incentive plan are based upon: (1) each participant’s target total annual incentive (115% of salary for Mr. Ball, 80% of salary for Mr. Sullivan and 60% of salary for Mses. Smith, Apostolou and Hyde) and (2) the company’s performance in relation to the plan’s adjusted EBITDA targets. Adjusted EBITDA, as measured under the annual incentive plan, is defined as earnings before interest, taxes, depreciation and amortization, as adjusted by the committee in its discretion to account for certain items, as set forth on Appendix A hereto. Mr. Sullivan’s target total annual incentive increased from 75% of salary in 2021 to 80% of salary in 2022 in order to move his target annual incentive opportunity closer to market median. Target total annual incentive as a percentage of salary did not change between 2021 and 2022 for our other NEOs.

Taking all of these elements together, the committee’s framework for determining annual cash incentives for the NEOs can be expressed as follows:

The committee established a target corporate adjusted EBITDA performance level of $230.0 million along with a range of incentive payouts at threshold, target and maximum performance levels (with linear interpolation for performance in between such levels), as set forth below.

Corporate Adjusted EBITDA	Performance	% of Target	% of Payout
Maximum	$276,000,000	120%	150%
Target	$230,000,000	100%	100%
Actual	$228,124,000	99%	98%
Threshold	$184,000,000	80%	50%

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For 2022, the company achieved adjusted EBITDA performance of $228.1 million, as calculated for purposes of the annual cash incentives. This corresponded to achievement of 99% of target adjusted EBITDA performance and a 98% payout level, which resulted in the following annual cash incentive payments to our NEOs:

Named Executive Officer	At Target (100%)		Actual
	Target (% of Base Salary)	Target Dollar Amount	Actual Weighted Achievement (% of Target)	Earned Cash Award
Leroy M. Ball	115%	$1,023,941	98%	$1,003,463
Jimmi Sue Smith	60%	$ 225,000	98%	$220,500
James A. Sullivan	80%	$ 412,000	98%	$403,760
Stephanie L. Apostolou	60%	$ 198,000	98%	$194,040
Leslie S. Hyde	60%	$ 200,964	98%	$196,945

Long-Term Equity Incentives. In 2022, each NEO received his or her long-term incentive award in three primary forms (with the applicable weighting determined as described below): PSUs (50%), which measure our performance over a three-year period, stock options (30% for Mr. Ball and 25% for our other NEOs) and RSUs (20% for Mr. Ball and 25% for our other NEOs), which vest in annual installments of 25% over four years. Equity awards are granted under our shareholder-approved 2020 Long Term Incentive Plan, as amended, or a predecessor plan (the “LTIP”). The table below summarizes the material terms and conditions of the 2022 long-term incentive awards.

What objective did the award serve in 2022?

•   PSUs aligned shareholder and management interests by focusing management on relative stock price appreciation.

•   Stock options aligned shareholder and management interests by providing a reward based solely on stock price appreciation.

•   RSUs aligned to shareholder interests and also help to retain participants (some of whom are currently eligible for retirement), as well as to attract the next generation of our senior management.

When do the 2022 options and RSUs vest?	• Subject to certain retirement and termination provisions, stock options and RSUs vest in equal annual installments over four years.
When do the 2022 PSUs vest?	• Subject to certain retirement and termination provisions, PSUs will vest, if earned, if the participant remains in service through the third anniversary of the award date.
How do we measure performance for the 2022 PSUs?

•   PSUs will be eligible to be earned in three separate tranches, each representing one-third of the total award. The first tranche will be earned, if at all, if the relevant threshold performance level is met at the end of a one-year performance period. The second tranche will be earned, if at all, if the relevant threshold performance level is met at the end of a two-year performance period and the third tranche will be earned, if at all, if the relevant threshold performance level is met at the end of a three-year performance period.

•   Performance is based upon the company’s total shareholder return (“TSR”) relative to the S&P Small Cap 600 Materials Index at the end of the applicable performance period, and if the company’s TSR is negative over the three-year performance period, then the cumulative number of units that may vest for such three-year period will be capped at 150% of target.

PSU performance is based on a range of relative TSR achieved in each of the relevant performance periods as set forth in the following table:

Relative TSR	Performance	% of Units to Vest
Outstanding	≥80th percentile	200%
	70th percentile	150%

Target	50th percentile	100%
	35th percentile	50%
Threshold	≤ 25th percentile	0%

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The percentage vesting is interpolated on a straight-line basis for performance between levels above the threshold.

We grant equity awards to executives on an annual basis using a grant date that occurs in the first quarter of each year. We also periodically grant equity awards in connection with certain management events, such as the hiring or promotion of an executive or the achievement by an executive of extraordinary personal performance objectives. Each equity award granted to our executives has a grant date that was on or after the date on which the committee approved the award. It is possible that the committee may possess material nonpublic information when it approves awards. However, awards are granted only at certain pre-designated times of the year or in connection with certain management events, and the committee does not try to achieve more advantageous grant dates in connection with the timing of the release of material nonpublic information.

The target dollar value of all equity awards to each NEO is determined based upon a multiplier of base salary. Once the total dollar value of the awards is determined for each NEO, the actual number of PSUs, stock options and RSUs is determined for each NEO as follows: 50 percent of the total dollar value is allocated to the PSU portion of the award (assuming target achievement), 30 percent of the total dollar value for Mr. Ball and 25 percent of the total dollar value for our other NEOs is allocated to the stock option portion of the award and 20 percent of the total dollar value for Mr. Ball and 25 percent of the total dollar value for our other NEOs is allocated to the RSU portion of the award. The committee then uses the closing price of our common stock on the NYSE on the grant date to determine the number of PSUs (assuming target achievement) and RSUs awarded. To determine the number of stock options awarded, the committee divides the total dollar value attributed to the stock option by the estimated fair value of the stock options on the date of grant, which is determined in accordance with the Black-Scholes valuation method by an independent valuation consultant.

The granting of a combination of stock options, RSUs and PSUs has historically fallen within the range of peer group practices and has had a strong performance orientation. Based on data provided by our compensation consultant, the long-term incentive portion of our NEOs’ total direct compensation is slightly ahead of peer group average practice.

Results of Performance-Based Restricted Stock Units. The table below summarizes the results of our outstanding PSUs as of December 31, 2022. Our total shareholder return was measured against that of the S&P Small Cap 600 Materials Index (as described above) over the applicable three-year period, two-year period or one-year period as set forth below. Our percentile ranking on this performance measure determined the percentage of target shares (if any) that were earned for each tranche. If the company’s TSR is negative over the three-year performance period, then the cumulative number of units that may vest for such three-year period will be capped at 150% of target.

Performance Period	Relative TSR Performance - Percentile Rank	Percentage of Units to Vest

2022

One-year period ending December 31, 2022	32nd	36.3%

2021

Two-year period ending December 31, 2022	37th	55.6%

One-year period ending December 31, 2021	45th	83.9%

2020

Three-year period ending December 31, 2022	14th	0.0%

Two-year period ending December 31, 2021	10th	0.0%

One-year period ending December 31, 2020	6th	0.0%

Changes to Long-Term Equity Incentives for 2023. On December 7, 2022, we approved the following changes for 2023 grants of equity compensation to eligible employees, including our NEOs, under the LTIP:

•

The mix of equity awards granted to our CEO will consist of 80% PSUs and 20% RSUs. The mix of equity awards granted to our other NEOs will consist of 60% PSUs and 40% RSUs. As noted above, for 2022, the equity mix for our CEO and NEOs was as follows: 50% PSUs, 30% stock options and 20% RSUs for Mr. Ball and 50% PSUs, 25% stock options and 25% RSUs for our other NEOs.

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•	We will no longer grant stock options.

•

We have established an additional performance measure that will apply to a portion of our PSU awards, which will be based on our our three-year cumulative adjusted EBITDA. Consistent with our 2022 PSU awards, a portion of the 2023 PSU awards remain eligible to be earned based upon the company’s relative TSR performance.

•	RSUs will now vest in three equal annual installments, instead of four.

We believe that these changes better align our long-term compensation with the company’s strategic plan and remain consistent and competitive with peer group practices.

NEO Retirement Benefits. We maintain a 401(k) plan that permits U.S. salaried employees, including the NEOs, to contribute up to 60 percent of pay, subject to applicable limits for 401(k) plans. We match 100 percent of salaried employee contributions to the 401(k) plan on the first three percent of an employee’s salary contributed to the plan and match 50 percent on the next two percent of an employee’s salary contributed to the plan. In order to remain competitive in the market for senior executive talent, we also maintain a supplemental benefit plan, which we refer to as the Benefit Restoration Plan, to restore employer non-elective contributions lost by certain U.S. highly-paid employees, including the NEOs, in our 401(k) plan under U.S. tax law. Under both plans, we make employer non-elective contributions tied to our financial performance. Employer contributions have not yet been made for 2022; however, we have assumed such contributions will be paid for 2022 and the corresponding amounts are included in the tables below.

Ms. Hyde is covered by the Retirement Plan of Koppers Inc. and Subsidiaries for Salaried Employees, a tax-qualified pension plan that we refer to as the salaried plan, and the Supplemental Executive Retirement Plan, a non-qualified excess defined benefit plan that we refer to as SERP II. No other NEOs participate in either the salaried plan or SERP II. Ms. Hyde is also covered under our Survivor Benefit Plan, which makes her eligible for a post-retirement survivor benefit. No other NEOs are covered under our Survivor Benefit Plan. More information on the salaried plan, SERP II and the Survivor Benefit Plan can be found under 2022 Pension Benefits on pages 40 and 41.

Perquisites and Other Benefits. We provide a limited number of perquisites and other benefits to certain of our NEOs, which include club dues, parking and executive physicals. Additional details of the perquisites and other benefits we provide are more fully described in the footnotes to the “All Other Compensation” column of the Summary Compensation Table below.

We provide these perquisites and other benefits to promote a healthy work/life balance and provide opportunities for developing business relationships. We believe they are important to our ability to attract and retain top-quality executive talent and are consistent with those provided to executives at other companies comparable to us. The costs associated with providing these benefits for our NEOs are reflected in the “All Other Compensation” column of the Summary Compensation Table below on page 34.

Our NEOs also participate in the same standard salaried benefit plans as our other U.S. salaried employees. This includes a basic welfare benefits package consisting of medical, dental, vision, life and disability insurance and accident insurance plans, as well as flexible spending arrangements for health care, dependent care and transportation expenses.

Our NEOs are provided certain protections in the event of their termination of employment under specified circumstances, including in connection with a change in control of the company. We believe that these protections serve our retention objectives by permitting our NEOs to maintain continued focus and dedication to their responsibilities in order to maximize shareholder value, including in the event of a transaction that could result in a change in control of the company.

Compensation Policies and Practices

Compensation and Risk. The committee has concluded that the company’s compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the company. The committee has designed a total compensation package with features that it believes will mitigate the risks associated with compensation policies and practices including:

•

Our compensation programs provide a reasonable balance between annual and long-term performance, with a significant portion of compensation opportunities being delivered in the form of long-term incentives;

•	Annual cash incentives are determined based on the company’s performance;

•

The committee has the ability to modify annual cash incentives earned to reflect the quality of the company’s financial performance, individual performance and other factors that should influence compensation;

•	The long-term incentive program focuses participants on longer-term stock price appreciation;

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•	Executives are subject to stock ownership requirements that encourage a long-term perspective and ensure that the interests of executive officers are closely aligned with shareholders; and

•	We maintain the ability to clawback compensation in connection with a financial restatement.

Role of Consultants. In accordance with its authority to retain advisors, in late 2021, the committee engaged Meridian Compensation Partners, LLC (“Meridian”) as outside consultants to advise the committee with respect to 2022 compensation design decisions.

Meridian does not advise our management or receive any other compensation from us, except for performing valuations of PSUs. In its role as independent advisor to the committee, Meridian provided advice to the committee from time to time on various executive compensation matters, including conducting an annual competitive compensation analysis, which Meridian prepared for the committee in late 2021.

In compliance with the SEC and the NYSE disclosure requirements regarding the independence of compensation consultants, Meridian provided the committee with a completed questionnaire addressing each of the six independence factors enumerated in the SEC requirements. Their responses affirm the independence of Meridian and the partners, consultants, and employees who service the committee on executive compensation matters and governance issues.

Companies Used for Defining Competitive Compensation. As stated above, one of the committee’s principles is to target the compensation of our NEOs within a range of the market median of our peer companies that were selected based on comparability in terms of industry, revenue and complexity. The revenue range for our 2022 peer group was $727 million to $4.873 billion, with the peer group consisting of companies in multiple related industries, including building products (GICS code 20102010), commodity chemicals (GICS code 15101010), forest products (GICS code 15105010) and specialty chemicals (GICS code 15101050). In advance of its decisions regarding 2022 compensation, the committee reviewed with Meridian the 2021 peer group and, taking into account Meridian’s advice, made the following changes to the peer group for purposes of 2022 compensation decisions:

•

Aegion Corporation was acquired by affiliates of New Mountain Capital, L.L.C. in May 2021. Because compensation benchmarking data is no longer available for Aegion Corporation, the committee removed it from the peer group for 2022.

•	The committee removed UFP Industries, Inc. (UFPI) from the peer group for 2022 due to it having annual revenue significantly above our annual revenue.

•	The committee added Stella-Jones, Inc. (SJ.TO) to the peer group for 2022 due to its alignment with our business and our annual revenue.

Accordingly, for purposes of 2022 compensation decisions, the peer group selected by the committee, in consultation with Meridian, consisted of the following:

Armstrong World Industries, Inc. (AWI)	H.B. Fuller Company (FUL)	Simpson Manufacturing Co., Inc. (SSD)

Cabot Corporation (CBT)	Hillenbrand, Inc. (HI)	Standex International Corporation (SXI)

EnPro Industries, Inc. (NPO)	Innospec, Inc. (IOSP)	Stella-Jones, Inc. (SJ.TO)

Ferro Corporation(1)	Louisiana-Pacific Corporation (LPX)	Stepan Company (SCL)

Gibraltar Industries, Inc. (ROCK)	Masonite International Corporation (DOOR)	Sterling Infrastructure, Inc. (STRL)

The Greenbrier Companies, Inc. (GBX)	Minerals Technologies, Inc. (MTX)	Tronox Holdings plc (TROX)

Granite Construction Incorporated (GVA)	Quaker Chemical Corporation (KWR)

(1)

Ferro Corporation was part of the peer group for purposes of determining 2022 compensation. Ferro Corporation was acquired by Prince International Corporation in April 2022. Because compensation benchmarking data is no longer available for Ferro Corporation, the committee removed it from the peer group for 2023.

Statistical regression was not used to adjust peer compensation data based on our revenue positioning relative to the peer group.

Through its competitive assessment, Meridian determined that the aggregate target cash and target total compensation for the majority of our executives fell at or below the market median competitive range, primarily due to base salaries (which drive target annual incentives and long-term incentives) that are generally below market.

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In advance of its decisions regarding 2023 compensation, the committee again reviewed with Meridian the peer group companies listed above and confirmed that it continues to generally constitute an appropriate peer group for benchmarking our executive compensation programs with four recommended changes. Accordingly, taking into account Meridian’s advice, the committee made the following changes to the peer group for purposes of 2023 compensation decisions:

•

Ferro Corporation was acquired by Prince International Corporation in April 2022. Because compensation benchmarking data is no longer available for Ferro Corporation, the committee removed it from the peer group for 2023.

•	The committee removed Louisiana-Pacific Corporation (LPX) from the peer group for 2023 due to it having annual revenue significantly above our annual revenue.

•	The committee added American Woodmark Corporation (AMWD) and Apogee Enterprises, Inc. (APOG) to the peer group for 2023 due to their alignment with our current peers and our annual revenue.

Stock Ownership Requirements for Our Named Executive Officers. The committee and our board of directors have approved stock ownership requirements. The requirements apply to selected members of the management team, including all of the NEOs. The committee and our board of directors have also approved stock ownership guidelines, which apply to our non-employee directors, as described more fully below under “Stock Ownership Guidelines for Our Non-Employee Directors.” The stock ownership requirements were designed to achieve the following objectives:

•	demonstrate senior management’s commitment to and confidence in the company’s long-term prospects;

•	align senior management’s interests with those of our shareholders;

•	support a long-term focus; and

•	quantify our expectations with regard to ownership of our stock by our senior management.

Our stock ownership requirements require our officers to accumulate a specified number of shares expressed as the value of stock ownership as a multiple of base salary. The required stock ownership level is converted into a number of shares that is recalculated annually. Until the stock ownership level is achieved, members of the management team are required to retain 75 percent of the net profit shares (i.e., excluding shares used for the payment of taxes) received from exercising stock options, the vesting of RSUs and PSUs.

Position		Ownership Requirement Multiple of Base Salary

Chief Executive Officer	(Mr. Ball)	6x

Chief Operating Officer	(Mr. Sullivan)	4x

Chief Financial Officer; General Counsel and Secretary; Chief Sustainability Officer	(Mses. Smith, Apostolou and Hyde)	3x

Unvested RSUs and shares owned outright by the executives and/or their spouses count toward meeting the requirements. Unvested PSUs and unexercised stock options do not count toward meeting the stock ownership requirements for our executives.

Three of our NEOs have achieved compliance with the target ownership level and two NEOs continue to comply with the 75 percent retention ratio.

Policy on Derivative Transactions and Restrictions on Hedging Transactions. We maintain a policy that prohibits our employees, officers (including our NEOs) and directors from directly or indirectly engaging in the following types of transactions with respect to our securities: certain forms of hedging or monetization transactions, such as prepaid variable forward contracts, equity swaps, collars and exchange funds, that would allow an employee, officer or director to hedge or offset any decrease in the market value of our securities; short sales; transactions in publicly traded options; pledging our securities as collateral for a loan; or holding our securities in margin accounts or a brokerage account with a “margin feature” (unless the margin feature is not utilized, company securities are otherwise excluded from being pledged or the account holder does not engage in any transaction that results in a lien upon the company securities in the account).

Clawback Policy. We maintain a clawback policy that provides that any cash or equity incentive-based compensation paid to any executive officer and certain employees is subject to recoupment if we are required to restate our financial statements due to material noncompliance with any financial reporting requirement. Our right of recoupment under this policy applies only to cash or equity incentive-based compensation paid during the three years prior to the date of the restatement; provided, however, that this three-year limitation will not apply if the restatement resulted from fraud or misconduct. We expect to amend the clawback policy in 2023 to reflect new incentive-based compensation recovery rules established by The New York Stock Exchange pursuant to the Dodd-Frank Act.

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Change in Control Agreements. We have entered into separate change in control agreements with all NEOs. Each of these agreements is described in the “Potential Payments upon Termination or Change in Control” section beginning on page 42 below.

Tax Considerations. For federal income tax purposes, cash compensation, such as base salary or annual cash incentive, is includible as ordinary compensation income when earned, unless deferred under a company-sponsored deferral plan. Deferrals under tax-qualified plans, such as a 401(k) plan, do not affect the timing of our tax deduction. Deferrals under non-qualified plans, the adoption of which have been approved by the board of directors, will result in the deferral of our compensation deduction until such time as the cash compensation is paid to the employee.

Section 162(m) of the Internal Revenue Code generally places a $1 million annual deduction limit on compensation paid to “covered employees,” which includes our NEOs. The committee will — consistent with its past practice — design compensation programs that are intended to be in the best long-term interests of the company and our shareholders, with deductibility of compensation being one of several considerations taken into account.

We do not provide our NEOs with a “gross-up” or other reimbursement payment for any tax liability that he or she might owe as a result of the application of Sections 280G, 4999, or 409A of the Internal Revenue Code. Sections 280G and 4999 of the Internal Revenue Code provide that executive officers, directors who hold significant equity interests in the company and certain other service providers may be subject to an excise tax if they receive payments or benefits in connection with a change in control of the company that exceeds certain prescribed limits, and that the company, or a successor, may forfeit a deduction on the amounts subject to this additional tax. Section 409A of the Internal Revenue Code also imposes additional significant taxes on an executive officer, director or other service provider to the company in the event that he or she receives “deferred compensation” that does not meet certain requirements of Section 409A of the Internal Revenue Code.

Accounting Considerations. When reviewing preliminary recommendations and in connection with approving the terms of a given incentive plan period, management and the committee review and consider the accounting implications of a given award, including the estimated expense and impact on EPS. We follow The Financial Accounting Standards Board Accounting Standards Codification Topic 718, or ASC Topic 718, for our stock-based awards. ASC Topic 718 requires companies to measure the compensation expense for all share-based payment awards made to employees and directors, including stock options, RSUs and PSUs, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the compensation tables below for equity awards to our NEOs as required by the applicable SEC rules. ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based compensation awards in their income statements over the period that the recipient of such compensation is required to render service in exchange for the option or other award.

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Summary Compensation Table

The following table and related footnotes describe the total compensation awarded to, earned by or paid to our NEOs for services rendered during fiscal years 2022, 2021 and 2020.

Name and Principal Position	Year	Salary	Bonus	Stock Awards(2)	Option Awards(2)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings(3)	All Other Compensation(4)	Total
Leroy M. Ball President and Chief Executive Officer	2022	$890,384	$—	$2,810,749	$934,904	$1,003,463	$3,158	$127,344	$5,770,002
	2021	883,401	—	2,321,990	778,005	1,103,470	3,719	106,288	5,196,873
	2020	864,450	205,808	1,282,260	777,999	890,384	2,383	103,263	4,126,547
Jimmi Sue Smith(1) Chief Financial Officer	2022	$375,000	$—	$446,200	$117,153	$220,500	$47	$48,315	$1,207,215
James A. Sullivan Executive Vice President and Chief Operating Officer	2022	$532,538	$—	$980,515	$257,512	$403,760	$858	$76,109	$2,251,292
	2021	510,962	—	895,362	299,994	416,250	915	72,484	2,195,967
	2020	500,000	189,280	494,435	300,000	386,250	499	66,726	1,937,190
Stephanie L. Apostolou General Counsel and Secretary	2022	$351,923	$—	$392,715	$103,159	$194,040	$93	$42,427	$1,084,357
	2021	321,923	—	358,555	—	219,780	43	39,942	940,243
	2020	282,913	35,712	238,323	—	154,500	—	21,204	732,652
Leslie S. Hyde Senior Vice President and Chief Sustainability Officer	2022	$342,289	$—	$398,598	$104,636	$196,945	$303	$34,001	$1,076,772
	2021	332,275	—	363,745	121,883	216,477	309	35,065	1,069,754
	2020	322,040	46,431	200,872	121,882	200,875	39,718	125,481	1,057,299

(1)	Ms. Smith was not an NEO in 2020 or 2021.

(2)

The amounts shown in these columns represent the aggregate grant date fair value of RSUs, stock options and PSUs granted to our NEOs computed in accordance with FASB ASC Topic 718. The value of PSUs disclosed in the table is based upon a Monte Carlo valuation model. These award grant date fair values have been determined using the assumptions underlying the valuation of equity awards set forth in note 8 of the consolidated financial statements in our annual reports on Form 10-K for the years ended December 31, 2022, December 31, 2021 and December 31, 2020. With respect to the PSUs, assuming the maximum amount of shares are granted (based on our relative TSR performance), the grant date fair values of PSUs granted in 2022, 2021 and 2020 are: (i) for 2022, Mr. Ball, $4,374,844; Ms. Smith $658,057; Mr. Sullivan, $1,445,990; Ms. Apostolou, $579,155; and Ms. Hyde, $587,832; (ii) for 2021, Mr. Ball, $3,606,682; Mr. Sullivan, $1,390,748; Ms. Apostolou, $417,158; and Ms. Hyde, $564,981; and (iii) for 2020, Mr. Ball, $1,527,192; Mr. Sullivan, $588,890; Ms. Apostolou, $176,660; and Ms. Hyde, $239,246.

(3)

The amount disclosed in this column represents: (i) for Ms. Hyde, the aggregate change in the present value of her accumulated pension benefit; and (ii) for all NEOs, the portion of interest accrued (but not currently paid or payable) on deferred compensation above 120 percent of the applicable federal long-term rate at the maximum rate payable under our Benefit Restoration Plan. The increase or decrease, as applicable, in the present value of Ms. Hyde’s accumulated pension benefit was as follows: negative $68,727 (2022), negative $4,319 (2021) and $39,545 (2020). Negative amounts are not reflected in the amounts disclosed above. The remainder of the amount reported in this column for each NEO for 2022, 2021 and 2020, respectively, represents the above-market interest on deferred compensation. Additional information regarding these plans is below under “2022 Pension Benefits” and “2022 Non-qualified Deferred Compensation.”

(4)	Includes all other compensation as described in the table below.

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All Other Compensation Table (2022)

	Perquisites				Other Compensation
	Club Dues	Parking	Executive Physical	Total Perquisites(1)	Defined Contribution Plan Contributions(2)	Benefit Restoration Plan Contributions(3)	Total Other Compensation(4)	Total All Other Compensation

Leroy M. Ball	$31,913	$ —	$5,455	$37,368	$24,095	$65,881	$89,976	$127,344

Jimmi Sue Smith	16,394	—	—	16,394	24,095	7,826	31,921	48,315

James A. Sullivan	17,926	3,540	5,455	26,921	24,095	25,093	49,188	76,109

Stephanie L. Apostolou	7,949	—	—	7,949	24,095	10,383	34,478	42,427

Leslie S. Hyde	—	—	—	—	24,095	9,906	34,001	34,001

(1)	The aggregate incremental cost for the perquisites is based on our direct, out-of-pocket cost for providing those benefits.

(2)

The full amount of “defined contribution plan contributions” disclosed for each NEO includes an assumed amount for employer contributions made under our 401(k) plan. Actual employer contributions have not yet been made for 2022; however, for purposes of this table, we have assumed that such contributions will be paid for 2022. The assumed amount included for employer contributions with respect to each NEO is $11,895.

(3)

Actual Benefit Restoration Plan contributions have not yet been made for 2022; however, for purposes of this table, we have assumed that such contributions will be credited for 2022 in accordance with past practice. Additional information regarding this plan is below under “2022 Non-qualified Deferred Compensation.”

(4)

The full amount of “Total Other Compensation” disclosed for Ms. Hyde excludes negative $124,259 based on an accrued amount attributed to benefits pursuant to the Survivor Benefit Plan rather than our out-of-pocket expenses attributed to the plan. The expense associated with the Survivor Benefit Plan is calculated by determining the annual change in fair value of our liability for this benefit for accounting purposes.

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EXECUTIVE AND DIRECTOR COMPENSATION

2022 Grants of Plan Based Awards

As further described in the “Compensation Discussion and Analysis” section above, the following table shows the details concerning the potential amounts payable to Messrs. Ball and Sullivan and Mses. Smith, Apostolou and Hyde for performance during 2022 under our annual incentive plan. The actual annual incentive amounts earned and paid to each NEO are included in the “Summary Compensation Table” above. The table below also reflects PSUs, RSUs and stock options granted to each NEO during 2022 under our LTIP, where applicable.

	Form of Award(1)	Grant Date	Date Management Development and Compensation Committee Took Action to Grant Award	Estimated Possible 2022 Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units(3)(4) (#)	All Other Option Awards: Number of Securities Underlying Options(4) (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(5) ($)
Name				Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Leroy M. Ball	Annual Cash Incentive Award			511,971	1,023,941	1,535,912

	PSU Award	1/4/2022	12/1/2021				24,203	48,405	96,810				$2,187,422

	RSU Award	1/4/2022	12/1/2021							19,364			623,327

	Option Award	1/4/2022	12/1/2021								53,180	$32.19	934,904

Jimmi Sue Smith	Annual Cash Incentive Award			112,500	225,000	337,500

	PSU Award	1/4/2022	12/1/2021				3,641	7,281	14,562				$329,028

	RSU Award	1/4/2022	12/1/2021							3,640			117,172

	Option Award	1/4/2022	12/1/2021								6,664	$32.19	117,153

James A. Sullivan	Annual Cash Incentive Award			206,000	412,000	618,000

	PSU Award	1/4/2022	12/1/2021				8,000	15,999	31,998				$722,995

	RSU Award	1/4/2022	12/1/2021							8,000			257,520

	Option Award	1/4/2022	12/1/2021								14,648	$32.19	257,512

Stephanie L. Apostolou	Annual Cash Incentive Award			99,000	198,000	297,000

	PSU Award	1/4/2022	12/1/2021				3,204	6,408	12,816				$289,578

	RSU Award	1/4/2022	12/1/2021							3,204			103,137

	Option Award	1/4/2022	12/1/2021								5,868	$32.19	103,159

Leslie S. Hyde	Annual Cash Incentive Award			100,482	200,964	301,446

	PSU Award	1/4/2022	12/1/2021				3,252	6,504	13,008				$293,916

	RSU Award	1/4/2022	12/1/2021							3,252			104,682

	Option Award	1/4/2022	12/1/2021								5,952	$32.19	104,636

(1)

The material terms of the awards reflected in this column are provided in the “Compensation, Discussion and Analysis—2022 Compensation Decisions and Performance” section under the headings “Annual Cash Incentives” and “Long-Term Equity Incentives.”

(2)

The amounts shown in these columns represent the threshold, target and maximum possible payouts in 2022 expressed as a percentage of each NEO’s salary as of January 1, 2022. For Mr. Ball, the target payout was 115% of salary. For Mr. Sullivan, the target payout was 80% of salary. For Mses. Smith, Apostolou and Hyde, the target payout was 60% of salary. Threshold performance would yield a payout of 50% of target and maximum performance would yield a payout of 150% of target. Amounts earned and paid to each NEO under our annual incentive plan are reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

(3)

Unvested RSUs and PSUs granted under our LTIP are entitled to dividends at the same rate as those paid, if any, to holders of our common stock which are converted annually into additional RSUs or PSUs, respectively, that vest on the same schedule as the underlying award. We call these dividend equivalent units.

(4)	The option and RSU awards generally will vest in equal annual installments over four years on the anniversary of the January 4, 2022 grant date and the option awards have a maximum term of 10 years.

(5)	The amounts shown in this column represent the aggregate grant date fair value of PSUs, RSUs and stock options granted to our NEOs in 2022. See Footnote 2 to the Summary Compensation Table above.

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EXECUTIVE AND DIRECTOR COMPENSATION

Outstanding Equity Awards at Fiscal Year-End

The table below provides information concerning unvested RSUs, PSUs and unexercised options held by each NEO at December 31, 2022.

		Option Awards				Stock Awards

Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable(#)	Number of Securities Underlying Unexercised Options Unexercisable(1)(#)	Option Exercise Price($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(2)(#)	Market Value of Shares or Units of Stock That Have Not Vested(3)($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(4)(#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(3)($)

Leroy M. Ball	2/19/2013	7,591		$42.76	2/19/2023

	2/18/2014	9,167		37.93	2/18/2024

	3/3/2015	92,410		17.57	3/3/2025

	3/1/2016	60,728		18.11	3/1/2026

	3/3/2017	33,519		44.10	3/3/2027

	3/2/2018	41,123		41.60	3/2/2028

	3/6/2019	45,883	15,295	26.63	3/6/2029

	3/3/2020	46,090	46,090	19.63	3/3/2030

	1/4/2021	12,318	36,954	29.84	1/4/2031

	1/4/2022	—	53,180	32.19	1/4/2032

						76,009	$2,143,454	46,755	$1,318,491

Jimmi Sue Smith	1/4/2022	—	6,664	$32.19	1/4/2032

						14,448	$ 407,434	6,530	$ 184,146

James A. Sullivan	3/3/2015	23,437		$17.57	3/3/2025

	3/1/2016	16,609		18.11	3/1/2026

	3/3/2017	7,152		44.10	3/3/2027

	3/2/2018	11,009	—	41.60	3/2/2028

	3/6/2019	11,925	3,976	26.63	3/6/2029

	3/3/2020	17,772	17,773	19.63	3/3/2030

	1/4/2021	4,749	14,250	29.84	1/4/2031

	1/4/2022	—	14,648	32.19	1/4/2032

						28,975	$ 817,095	16,252	$ 458,306

Stephanie L. Apostolou	1/4/2022	—	5,868	$32.19	1/4/2032

						14,387	$ 405,713	5,948	$ 167,734

Leslie S. Hyde	2/19/2013	3,508		$42.76	2/19/2023

	2/18/2014	4,096		37.93	2/18/2024

	3/3/2015	12,803		17.57	3/3/2025

	3/1/2016	9,311		18.11	3/1/2026

	3/3/2017	3,935		44.10	3/3/2027

	3/2/2018	5,137		41.60	3/2/2028

	3/6/2019	5,971	1,991	26.63	3/6/2029

	3/3/2020	7,220	7,221	19.63	3/3/2030

	1/4/2021	1,929	5,790	29.84	1/4/2031

	1/4/2022	—	5,952	32.19	1/4/2032

						11,881	$ 335,044	6,605	$186,261

KOPPERS HOLDINGS INC.	37

EXECUTIVE AND DIRECTOR COMPENSATION

(1)	Options granted on March 6, 2019, March 3, 2020, January 4, 2021 and January 4, 2022 will vest in annual installments of 25% over four years beginning on the first anniversary of the grant date.

(2)

The amounts shown in this column reflect the aggregate number of unvested RSUs awarded in 2019, 2020, 2021 and 2022, and related dividend equivalent units, if any. The RSUs (and related dividend equivalents) are scheduled to vest in annual installments of 25% over four years beginning on the first anniversary of the grant date, as summarized below. Included in this column are two-thirds of the 2021-2023 PSU awards, which were earned for performance through 2022 at 69.8% of target and will vest on January 5, 2024 and one-third of the 2022-2024 PSU awards, which were earned for performance through 2022 at 36.3% of target and will vest on January 5, 2025.

Name	Grant Date	# of Unvested Shares	Vesting Date

Leroy M. Ball	3/6/2019	4,335	3/6/2023

	3/3/2020	6,606	3/3/2023

	3/3/2020	6,606	3/1/2024

	1/4/2021	4,345	1/5/2023

	1/4/2021	4,345	1/5/2024

	1/4/2021	20,205	1/5/2024

	1/4/2021	4,346	1/3/2025

	1/4/2022	4,841	1/5/2023

	1/4/2022	4,841	1/5/2024

	1/4/2022	4,841	1/5/2025

	1/4/2022	5,857	1/5/2025

	1/4/2022	4,841	1/5/2026

Jimmi Sue Smith	3/3/2020	1,910	3/3/2023

	3/3/2020	1,911	3/1/2024

	1/4/2021	1,256	1/5/2023

	1/4/2021	1,257	1/5/2024

	1/4/2021	2,336	1/5/2024

	1/4/2021	1,257	1/3/2025

	1/4/2022	910	1/5/2023

	1/4/2022	910	1/5/2024

	1/4/2022	910	1/5/2025

	1/4/2022	881	1/5/2025

	1/4/2022	910	1/5/2026

James A. Sullivan	3/6/2019	1,127	3/6/2023

	3/3/2020	2,547	3/3/2023

	3/3/2020	2,547	3/1/2024

	1/4/2021	1,675	1/5/2023

	1/4/2021	1,676	1/5/2024

	1/4/2021	7,791	1/5/2024

	1/4/2021	1,676	1/3/2025

	1/4/2022	2,000	1/5/2023

	1/4/2022	2,000	1/5/2024

	1/4/2022	2,000	1/5/2025

	1/4/2022	1,936	1/5/2025

	1/4/2022	2,000	1/5/2026

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EXECUTIVE AND DIRECTOR COMPENSATION

Name	Grant Date	# of Unvested Shares	Vesting Date

Stephanie L. Apostolou	3/6/2019	481	3/6/2023

	3/3/2020	1,910	3/3/2023

	3/3/2020	1,911	3/1/2024

	1/4/2021	1,256	1/5/2023

	1/4/2021	1,257	1/5/2024

	1/4/2021	2,336	1/5/2024

	1/4/2021	1,257	1/3/2025

	1/4/2022	801	1/5/2023

	1/4/2022	801	1/5/2024

	1/4/2022	801	1/5/2025

	1/4/2022	775	1/5/2025

	1/4/2022	801	1/5/2026

Leslie S. Hyde	3/6/2019	564	3/6/2023

	3/3/2020	1,035	3/3/2023

	3/3/2020	1,035	3/1/2024

	1/4/2021	681	1/5/2023

	1/4/2021	681	1/5/2024

	1/4/2021	3,165	1/5/2024

	1/4/2021	681	1/3/2025

	1/4/2022	813	1/5/2023

	1/4/2022	813	1/5/2024

	1/4/2022	813	1/5/2025

	1/4/2022	787	1/5/2025

	1/4/2022	813	1/5/2026

(3)

The amounts shown in this column represent the market value of these stock awards and related dividend equivalent units based on a closing market price of $28.20 per share on December 30, 2022, the last trading day in 2022.

(4)

The amounts shown in this column reflect the aggregate number of unvested PSUs awarded in 2021 and 2022. For purposes of determining the amounts shown in this column, we assumed target performance with respect to the 2021 and 2022 awards in accordance with applicable SEC regulations. The actual number may be more or less depending on the company’s performance during the applicable performance periods. All PSU grants and related dividend equivalent units, if any, are scheduled to vest if we achieve a total shareholder return ranking above the 25th percentile as compared to the S&P Small Cap 600 Materials Index during the last two months of the applicable performance period. As of December 31, 2022, the total shareholder return ranked above the 25th percentile for the 2021 and 2022 outstanding awards. The number of unvested shares is summarized below.

Name	Grant Date	# of Unvested Shares	Vesting Date

Leroy M. Ball	1/4/2021	14,485	1/5/2024

	1/4/2022	32,270	1/5/2025

Jimmi Sue Smith	1/4/2021	1,676	1/5/2024

	1/4/2022	4,854	1/5/2025

James A. Sullivan	1/4/2021	5,586	1/5/2024

	1/4/2022	10,666	1/5/2025

Stephanie L. Apostolou	1/4/2021	1,676	1/5/2024

	1/4/2022	4,272	1/5/2025

Leslie S. Hyde	1/4/2021	2,269	1/5/2024

	1/4/2022	4,336	1/5/2025

KOPPERS HOLDINGS INC.	39

EXECUTIVE AND DIRECTOR COMPENSATION

2022 Option Exercises and Stock Vested

The table below sets forth information concerning the vesting of a portion of RSUs and PSUs held by the NEOs during 2022. None of the NEOs exercised any stock options during 2022.

	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting(1)

Leroy M. Ball	97,165	$2,766,213

Jimmi Sue Smith	3,166	97,101

James A. Sullivan	26,651	761,761

Stephanie L. Apostolou	7,344	214,893

Leslie S. Hyde	12,921	368,487

(1)

The amounts in this column represent the number of shares acquired upon the vesting of PSUs and RSUs during 2022 on January 5, March 2, March 3, and March 4 multiplied by the closing stock price on the applicable vesting date, which was $33.27, $28.49, $28.96, and $28.18, respectively. Amounts included do not deduct any taxes paid by the NEOs in connection with the vesting of the PSUs and RSUs.

2022 Pension Benefits

The table below sets forth information as of December 31, 2022, with respect to each plan that provides for payments or other benefits at, following, or in connection with retirement. None of our NEOs received any payments during 2022 under any of these plans.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)

Leslie S. Hyde	Retirement Plan of Koppers Inc. and Subsidiaries for Salaried Employees	7.5	$139,533

	Koppers Inc. Supplemental Executive Retirement Plan II (SERP II)	7.5	88,530

			$228,063

(1)

These present values have been determined using the assumptions and valuation methodology set forth in note 14 of the consolidated financial statements in our annual report on Form 10-K for the year ended December 31, 2022. Mr. Hyde’s years of service with us is 23 years.

Pension Plan

Ms. Hyde is covered by the Retirement Plan of Koppers Inc. and Subsidiaries for Salaried Employees, which we refer to as the salaried plan. Prior to June 1, 2004, annual retirement benefits were computed at the rate of 1.2 percent of terminal salary (as defined below) not in excess of $16,000, plus 1.6 percent of terminal salary in excess of $16,000, all multiplied by years of credited service (as defined below). No other NEOs participate in the salaried plan.

Terminal salary was determined based on the average annual salary (defined as salary plus 50 percent of any incentive payments) for the five highest consecutive years of the last ten years of credited service, or during all years of such credited service if less than five. Credited service included all accumulated service as a salaried employee except for any period of layoff or leave of absence. In 1998, we amended the salaried plan to provide a minimum pension equal to 1.2 percent of terminal salary multiplied by years of credited service up to 35 years reduced by any pension benefit paid by the pension plan of the former Koppers Company, Inc., now known as Beazer East, Inc. (“Old Koppers” for the period prior to December 29, 1988). For purposes of the minimum pension calculations, terminal salary was determined based on the average annual salary (defined as salary plus 75 percent of any incentive payments) for the five highest consecutive years of the last ten years of credited service, or during all years of credited service if less than five.

Effective June 1, 2004 we further amended the salaried plan. For credited service after May 31, 2004, annual retirement benefits are computed at the rate of one percent of terminal salary multiplied by years of credited service after May 31, 2004. Effective June 1, 2004 we also amended the definition of terminal salary to mean the average annual salary (defined as salary plus 100 percent of any incentive payments) for the five highest consecutive years of the last ten years of credited service or during all years of credited service if less than five.

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EXECUTIVE AND DIRECTOR COMPENSATION

Supplemental Executive Retirement Plan (SERP II)

Effective December 1, 1997, the board of directors established the Supplemental Executive Retirement Plan, which we refer to as SERP II, for participating elected U.S. officers. Ms. Hyde is the only NEO participant in SERP II. SERP II pays an annual benefit equal to two percent of final average pay multiplied by years of service up to 35 years, reduced by the sum of: (i) pension benefits received from us; (ii) pension benefits received from Old Koppers; (iii) benefits received under any other non-qualified retirement plan sponsored by us or Old Koppers; and (iv) one-half of any Social Security benefits.

Ms. Hyde is eligible for early retirement under our salaried plan and SERP II with unreduced benefits. The eligibility standards for early retirement under the salaried plan are 60 years of age with 10 years of service, in which case the benefits are unreduced, and 55 years of age with 10 years of service, in which case the benefits are reduced five percent per year from age 65. The eligibility standards for early retirement under SERP II are 60 years of age with 10 years of service, in which case the benefits are unreduced, and 55 years of age with 10 years of service, in which case the benefits are reduced three percent per year from age 60.

2006 Freeze of Salaried Plan and SERP II

On November 2, 2006, our board of directors approved a freeze of our domestic qualified and corresponding non-qualified defined benefit plans for U.S. salaried employees. No U.S. salaried employee hired after December 31, 2006, will become a participant in the salaried plan or in SERP ll and U.S. salaried employees will no longer accrue additional benefits under such plans after December 31, 2006. However, years of service will continue to accrue for vesting purposes and for purposes of eligibility for certain benefits under the plans, such as early retirement benefits.

Survivor Benefit Plan

The Survivor Benefit Plan provides a post-retirement survivor benefit to selected key employees, including Ms. Hyde but no other NEOs. The benefit payable under the plan equals three times the participant’s base salary at the time of retirement or $750,000, whichever is less. Benefits payable under this plan are reduced dollar-for-dollar by proceeds paid under our group life insurance plan. If the participant’s employment is terminated for any reason prior to retirement, the participant will not be entitled to benefits under the plan. No new participants have been approved for this plan since before 2008 and the committee does not currently intend to add any new participants in the future.

2022 Non-qualified Deferred Compensation

The table below sets forth information as of December 31, 2022, with respect to our Benefit Restoration Plan, a defined contribution plan that provides for the deferral of compensation on a basis that is not tax-qualified. The Benefit Restoration Plan is described in further detail below. None of our NEOs made any contributions or withdrawals during 2022 under the Benefit Restoration Plan.

Name	Registrant Contributions in Last Fiscal Year ($)(1)(2)	Aggregate Earnings in Last Fiscal Year ($)(3)	Aggregate Balance at Last Fiscal Year End ($)(2)(4)

Leroy M. Ball	$65,881	$12,660	$494,117

Jimmi Sue Smith	7,826	188	14,177

James A. Sullivan	25,093	3,439	141,404

Stephanie L. Apostolou	10,383	374	23,037

Leslie S. Hyde	9,906	1,214	50,960

(1)	The amounts shown in this column are reported as compensation in 2022 in the Summary Compensation Table.

(2)

The amounts disclosed in these columns include an assumed amount for employer contributions made under our Benefit Restoration Plan. Actual employer contributions have not yet been made for 2022; however, for purposes of this table, we have assumed that such contributions will be credited for 2022 in accordance with past practice.

(3)

The following amounts reported in this column are reported as compensation in 2022 in the Summary Compensation Table: $3,158 for Mr. Ball, $47 for Ms. Smith, $858 for Mr. Sullivan, $93 for Ms. Apostolou and $303 for Ms. Hyde.

(4)

The following amounts reported in this column were reported as compensation in the Summary Compensation Table for previous years: $383,474 for Mr. Ball, $104,677 for Mr. Sullivan, $12,217 for Ms. Apostolou and $19,684 for Ms. Hyde.

KOPPERS HOLDINGS INC.	41

EXECUTIVE AND DIRECTOR COMPENSATION

Benefit Restoration Plan

On August 8, 2007, the board of directors approved (effective January 1, 2007) a non-qualified, deferred compensation plan for eligible, highly compensated employees, including our NEOs, to replace certain contributions lost under the qualified defined contribution plan as a result of the compensation limits imposed under the tax code. Annually, the account of each participant is credited with a contribution equal to the difference between: (a) the amount the participant would have received under the qualified defined contribution plan for such year but for tax code limits; and (b) the amount the participant actually received under the defined contribution plan for such year. Generally, amounts in a participant’s account vest according to the same schedule as contributions made under our qualified defined contribution plan. Accounts are credited with investment earnings based on an interest rate determined by the committee based, primarily, on the Moody’s Corporate Bond Yield Average as of the preceding December 31. The interest rate for 2022 was 3.04 percent. Benefits will typically be paid upon a separation from service in five equal annual installments.

Potential Payments upon Termination or Change in Control

The following information and related table set forth the details of the payments and benefits that would be provided to each NEO in the event that his or her employment is terminated with us for any reason including resignation, termination without cause, retirement, a constructive termination, a change in control or a change in the NEO’s responsibilities.

Change in Control Agreements

We have entered into separate change in control agreements with each of our NEOs. These agreements have an initial two-year term and, thereafter, one-year evergreen terms. Notwithstanding the foregoing, in each case we reserve the right, in our discretion, to terminate the change in control agreement by providing notice of termination at least 90 days prior to the expiration of the then current term.

These agreements are designed to mitigate concerns arising from a change in control, and help to ensure the continued dedicated service of our key employees. Cash payments received under these agreements require a “double trigger”—that is, the occurrence of both a change in control and a qualifying termination of employment. Specifically, the change in control agreements set out benefits that become payable if one of the following events occurs within two years after a change in control has occurred:

•

the NEO terminates his or her employment upon 30 days written notice after (i) being requested to relocate his or her primary office to a location greater than 50 miles from the then current primary office of the NEO; or (ii) a material reduction in the NEO’s duties, responsibilities or compensation; or

•	the NEO’s employment is terminated by the company other than for cause or disability.

The benefits to which the NEO would be entitled in the event of a termination of the NEO’s employment under the above-specified conditions following a change in control include:

•	all of the NEO’s accrued salary to the date of termination;

•	a pro-rata bonus for the year in which the termination occurs equal to the average of the payments awarded for the previous two years;

•	a lump sum payment equal to twice the NEO’s base salary;

•	life, disability, accident and group health benefits (or the monetary equivalent of such benefits) for two years or until the NEO receives comparable benefits from a third party; and

•	continued indemnification for pre-termination acts and omissions.

The treatment of equity awards in connection with a change in control is handled in the equity award agreements themselves, described below, not in these agreements.

The payments and benefits to which the NEO would be entitled in the event he or she is terminated after a change in control will also be reduced as necessary to cause the total payments and “parachute payments” (as defined in the tax code) to comply with the limitation set forth in Section 280G of the tax code.

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Effect of Termination for Any Reason or Change in Control on Unvested LTIP Awards

As further described in the “Outstanding Equity Awards at Fiscal Year End” table, certain NEOs hold unvested RSUs, unvested PSUs and stock options under the LTIP. Other than in connection with an involuntary termination related to a change in control (as described below), if the employment of any of the NEOs is terminated for any reason (other than retirement, death or permanent disability), the NEO will forfeit any unvested RSUs, PSUs and stock options; the NEO will not forfeit any RSUs, PSUs and stock options already vested. If the employment of any of the NEOs is terminated for retirement, death or permanent disability prior to the originally scheduled vesting date, vesting of RSUs, PSUs and stock options will be as follows:

Type of Award	Vesting

PSUs	Pro-Rata Vesting at End of Measurement Period. Upon completion of the performance measurement period, the NEO will vest in a number of shares equal to the number of shares (if any) in which the NEO would have vested at the end of the measurement period had he/she continued in our service through the end of the measurement period multiplied by a fraction, (a) for PSUs granted in 2020 and 2021, the numerator of which is the number of months of service the NEO completed between the award date and the termination of the NEO’s service and the denominator of which is the total number of months in the measurement period; and (b) for PSUs granted in 2022, the numerator of which is the number of days of service the NEO completed between the award date and the termination of the NEO’s service and the denominator of which is the total number of days in the measurement period.

RSUs and Stock Options	Immediate Pro-Rata Vesting. For awards granted in 2015 through 2021, immediate vesting in the number of RSUs or stock options (if any) in which the NEO would have been vested at the time of the NEO’s termination had 25% of the RSUs or stock options that were scheduled to vest on the next anniversary of the award date instead vested in a series of 12 successive equal monthly installments over the duration of the 12-month period preceding such anniversary of the award date. For awards granted in 2022, immediate vesting in the number of RSUs or stock options equal to the number of shares (if any) in which the NEO would have vested on the next applicable vesting date had he/she continued in our service through such next applicable vesting date multiplied by a fraction, the numerator of which is the number of days of service the NEO completed between the prior applicable vesting date (or the award date, if applicable) and the date of termination of the NEO’s service, and the denominator of which is the total number of days from the prior applicable vesting date (or the award date, if applicable) to the next applicable vesting date.

PSUs also provide that if the grantee’s employment terminates by reason of his or her retirement, death or permanent disability on or after the last day of the measurement period but before the vesting date, then the grantee will vest in a number of shares equal to the number of shares (if any) in which he/she would have vested had his or her service continued without interruption through the vesting date.

For purposes of these awards, “retirement” is defined as a voluntary termination from service (i) on or after the attainment of age 65, or (ii) on or after the attainment of age 55 with at least 10 years of service, or involuntary termination from service with at least 30 years of service other than in connection with a termination for misconduct. “Years of service” means the total number of years of “accumulated service” as such term is defined under our pension plan for salaried employees (regardless of whether the grantee is eligible to receive a benefit under such plan). Ms. Hyde is currently eligible for retirement for purposes of these awards.

In the event of a change in control, awards to the NEOs may be assumed or otherwise continued in effect or replaced with a cash retention program by the successor company. If this occurs, there will be no accelerated vesting of unvested RSUs, PSUs and stock options, unless the NEO is involuntarily terminated (for reasons other than misconduct) within 24 months following the change in control. If the awards are not assumed or otherwise continued in effect or replaced with a cash retention program by the successor company (or if the NEO is involuntarily terminated for reasons other than misconduct within 24 months following the change in control), there will be accelerated vesting of unvested RSUs, PSUs and stock options. For PSUs, if the change in control occurs within the first eighteen months of the measurement period, this accelerated vesting would be for a number of units equal to the number of units that would have been earned if the performance objective at the end of the measurement period was at the target level (less any shares in which the grantee is at the time vested), and if the change in control occurs on or after the first day of the nineteenth month of the measurement period, this accelerated vesting would be for a number of units equal to the number of shares that would have been earned pursuant to the performance objective (pro-rated through the date of the change in control if it occurs prior to the end of the measurement period) based on our actual performance through the earlier of the effective date of the change in control or the end of the measurement period.

KOPPERS HOLDINGS INC.	43

EXECUTIVE AND DIRECTOR COMPENSATION

Payments Made Upon Death or Disability

In the event of the death or disability of an NEO, the NEO will receive benefits under our life insurance plan or payments under our disability plan, as appropriate.

Quantification of Payments Made Upon Death, Change in Control and Termination Without Cause

The following assumptions and principles apply with respect to the following table and any termination of an NEO:

•

The amounts shown in the table assume that each NEO was terminated on December 31, 2022 and the price of our common stock is equal to $28.20, the closing market price on December 30, 2022, which was the last trading day in 2022, and include the estimate of any additional amounts that would be paid to the NEO on the occurrence of the termination event. The actual amounts that would be paid to an NEO can only be determined at the time of an actual termination event or change in control and may be materially different from the estimated amounts included in the table below. In some cases a release may be required before amounts would be payable.

•	An NEO is entitled to receive amounts earned during the term of his or her employment (such as his or her base salary) regardless of the manner in which his or her employment is terminated.

•

In the event of a termination without cause (unrelated to a change of control), Messrs. Ball and Sullivan and Mses. Smith, Apostolou and Hyde would be eligible to receive payments under the company’s broad-based severance plan. These amounts are reflected in the table below.

•

The estimated amounts included in the table only represent additional amounts that would be payable on the specific termination event. We have not included any amounts which have already been accrued in the name of and vested in the NEO under our pension or other relevant plans, including those disclosed in the “2022 Pension Benefits” table above.

•

The amounts estimated in the event of a change of control in the table include the amount an NEO is entitled to receive under the LTIP if the awards are not assumed or otherwise continued in effect or replaced with a cash retention program by the successor company. The amounts shown relating to PSU awards outstanding less than 19 months represent the value of these awards assuming achievement of target performance goals. The amounts shown relating to PSU awards outstanding for greater than 19 months represent the value of these awards based on the actual performance through the effective date of the change in control on a pro-rated basis.

Named Executive Officer	Death, Disability or Retirement(1)	Qualifying Termination Following a Change in Control	Without Cause(3)
Leroy M. Ball
Bonus	$1,003,463	$ 996,927	$ —
Cash severance	—	1,780,768	205,476
Equity vesting	1,714,546	4,175,018	—
Health and welfare	—	74,342	—
Cutback(2)	—	—	—
	$2,718,009	$7,027,055	$205,476
Jimmi Sue Smith
Bonus	$ 220,500	$ 128,400	$ —
Cash severance	—	750,000	14,424
Equity vesting	235,687	635,628	—
Health and welfare	—	10,500	—
Cutback(2)	—	(163,946)	—
	$ 456,187	$1,360,583	$ 14,424
James A. Sullivan
Bonus	$ 403,760	$ 401,250	$ —
Cash severance	—	1,078,000	93,285
Equity vesting	631,503	1,533,899	—
Health and welfare	—	62,332	—
Cutback(2)	—	—	—
	$1,035,263	$3,075,481	$ 93,285

44	2023 Proxy Statement

EXECUTIVE AND DIRECTOR COMPENSATION

Named Executive Officer	Death, Disability or Retirement(1)	Qualifying Termination Following a Change in Control	Without Cause(3)
Stephanie L. Apostolou
Bonus	$ 194,040	$ 187,140	$ —
Cash severance	—	720,000	76,153
Equity vesting	237,441	612,279	—
Health and welfare	—	8,892	—
Cutback(2)	—	(501,401)	—
	$ 431,481	$1,026,910	$ 76,153
Leslie S. Hyde
Bonus	$ 196,945	$ 208,676	$ —
Cash severance	—	689,992	139,335
Equity vesting	258,874	625,880	—
Health and welfare	—	52,980	—
Cutback(2)	—	—	—
	$ 455,819	$1,577,528	$139,335

(1)

In the event of termination due to disability or retirement, the executive will receive the pro-rata share of the bonus to which he or she would have otherwise been entitled at year-end subject to the discretion of the CEO (as approved by the management development and compensation committee and the board).

(2)

As discussed in “Change in Control Agreements,” we do not provide for any tax gross-up payments relating to the excise tax on excess “parachute payments” (as defined in the tax code). If an executive is entitled to receive payments upon a change in control, such payments will be reduced (“cutback”) to comply with the limitation set forth in Section 280G of the tax code.

(3)	Under our broad-based severance plan, salaried employees are entitled to one week of cash severance for each year of service if terminated without cause.

In addition to the above amounts, Ms. Hyde would also be entitled to post-retirement pension benefits under our salaried plan and SERP II, as described on pages 40 and 41, and a post-retirement survivor benefit under our Survivor Benefit Plan, as described on page 41. In addition to the above amounts, Messrs. Ball and Sullivan and Mses. Smith, Apostolou and Hyde would also be entitled to a post-retirement benefit under our Benefit Restoration Plan, as described on pages 41 and 42.

KOPPERS HOLDINGS INC.	45

EXECUTIVE AND DIRECTOR COMPENSATION

Director Compensation

We have adopted a standard arrangement to compensate each of our non-employee directors. In 2022, each non-employee director received the following:

Director Compensation Program

Annual Cash Retainer for Non-Employee Directors	$85,000

Supplemental Annual Cash Retainer for Non-Executive Chairman	100,000

Supplemental Annual Cash Retainer for Committee Chair (except Audit Committee and Management Development and Compensation Committee)	12,500

Supplemental Annual Cash Retainer for Audit Committee Chair	20,000

Supplemental Annual Cash Retainer for Management Development and Compensation Committee Chair	15,000

Annual Equity Award of RSUs	110,000

Supplemental board meeting attendance fee for meetings in excess of six per year	1,000

Supplemental committee meeting attendance fee for meetings in excess of six per year	1,000

We also reimburse directors for their out-of-pocket expenses incident to their service on the board and in connection with attendance at board and committee meetings and the annual meeting of shareholders.

The annual equity award, which is in the form of RSUs, is issued to incumbent directors upon the date of our annual meeting. The annual equity award is issued to new non-employee directors upon the date that they are first elected to the board and is prorated for new non-employee directors serving less than twelve months. The actual number of RSUs to be granted to each non-employee director is determined on the grant date and is based upon the closing selling price per share of our common stock at the close of regular hours trading (i.e., before after-hours trading begins) on the NYSE as such price is officially quoted in the composite tape of transactions on the NYSE on the grant date. The annual equity award vests upon the earlier to occur of (a) the date which is 365 days after the grant date or (b) the date of the next annual meeting of the company, provided that, in both cases, the director remains in continuous service as a director of the company during such period. If a director terminates service prior to the vesting of his or her RSUs, the director will receive, on the date of termination of service, a number of shares equal to the number of shares in which the director would have vested at the end of the vesting period had he/she continued in our service through the end of such period multiplied by a fraction, the numerator of which is the number of days of service the director completed between the award date and the termination of the director’s service and the denominator of which is 365.

At least every two years, the board reviews and sets the compensation for non-employee directors based, in part, on the recommendation of the management development and compensation committee. Director compensation was reviewed by the board in November 2022 and it was determined that no changes were needed. Factors considered include (i) the level of compensation necessary to attract and retain qualified directors; (ii) maintaining director independence; and (iii) providing incentives that encourage directors to act in the interests of shareholders. Pursuant to the terms of our LTIP, the aggregate grant date fair value for accounting purposes of all awards granted to any non-employee director during any single calendar year (excluding awards made at the election of such non-employee director in lieu of all or a portion of annual and committee cash retainers) will not exceed $200,000.

2022 Director Compensation

The table below provides information concerning the compensation of our non-employee directors for 2022. Mr. Sandifer was not a member of the board in 2022.

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Total
Stephen R. Tritch	$188,000(3)	$110,010	$298,010
Xudong Feng, Ph.D.	100,500(4)	110,010	210,510
Traci L. Jensen	88,000(5)	110,010	198,010
David L. Motley	100,500(6)	110,010	210,510
Albert J. Neupaver	100,500(7)	110,010	210,510
Louis L. Testoni	108,000(8)	110,010	218,010
Sonja M. Wilkerson	103,000(9)	110,010	213,010

46	2023 Proxy Statement

EXECUTIVE AND DIRECTOR COMPENSATION

(1)	Each director received a total amount of $85,000 for his or her 2022 annual cash retainer.

(2)

On May 5, 2022, each incumbent non-management member of the board of directors was granted 4,326 RSUs. The amounts in this column relating to the May 5, 2022 awards represent the grant date fair value of that grant, which is determined by multiplying the shares granted by $25.43 per share, the closing stock price on May 5, 2022. These award grant date fair values have been determined in accordance with FASB ASC Topic 718 using the assumptions underlying the valuation of equity awards set forth in note 8 of the consolidated financial statements in our annual report on Form 10-K for the year ended December 31, 2022. As of December 31, 2022, each incumbent non-management director, except Mr. Sandifer, held 4,326 unvested RSUs.

(3)	Mr. Tritch received an additional $100,000 for serving as chairman of the board and an additional $3,000 for supplemental meeting fees.

(4)	Dr. Feng received an additional $12,500 for serving as chair of the sustainability committee and an additional $3,000 for supplemental meeting fees.

(5)	Ms. Jensen received an additional $3,000 for supplemental meeting fees.

(6)	Mr. Motley received an additional $12,500 for serving as chair of the nominating and corporate governance committee and an additional $3,000 for supplemental meeting fees.

(7)	Mr. Neupaver received an additional $12,500 for serving as chair of the strategy and risk committee and an additional $3,000 for supplemental meeting fees.

(8)	Mr. Testoni received an additional $20,000 for serving as chair of the audit committee and an additional $3,000 for supplemental meeting fees.

(9)	Ms. Wilkerson received an additional $15,000 for serving as chair of the management development and compensation committee and an additional $3,000 for supplemental meeting fees.

Deferred Compensation

Effective January 1, 2022, our non-employee directors may elect to have some or all of their eligible compensation (including cash retainer and RSUs) credited to the Koppers Holdings Inc. Director Deferred Compensation Plan, thus deferring receipt of such compensation until after the director leaves the board. All amounts held in a director’s account under the Deferred Compensation Plan are credited as notional units each representing the right to receive one share of our common stock, or what we refer to as stock units. For cash compensation, the number of stock units is determined by dividing the dollar amount of the deferral by the closing selling price of our common stock on the NYSE on the date of the deferral. For stock compensation, the number of stock units is equal to the corresponding number of shares of our common stock that were earned by the deferring non-employee director. Should any cash dividend be declared and paid on our common stock while one or more stock units are credited to a director’s account, then a special book account will be established for the director and credited with a dollar amount equal to the amount of that dividend paid per share multiplied by the number of stock units at the time credited to the director’s account as of the record date for the dividend. Each cash dividend amount credited to the special book account is then converted on an annual basis into an additional number of full or fractional stock units to be credited to the director’s account determined by dividing (i) such cash dividend equivalent amount by (ii) the average of the fair market value per share of our common stock on each of the dates during such period on which those dividends on the outstanding common stock were paid. Each non-employee director will generally be paid his or her deferred compensation account balance no earlier than the May 31st following such non-employee director ceasing to be a member of the board, except in circumstances of death, in which case payment will be made as soon as administratively practicable. Each non-employee director’s account balance will be paid in either a lump sum or in annual installments for up to five years. All payments are made in the form of one share of our common stock for each stock unit credited to the director’s deferred account, except that we may elect to pay any fractional stock units in cash.

Stock Ownership Guidelines for Our Non-Employee Directors

The committee and our board of directors have approved stock ownership guidelines for non-employee directors as part of our corporate governance guidelines. The stock ownership guidelines were designed to achieve the following objectives:

•	demonstrate the commitment of non-employee directors to and confidence in the company’s long-term prospects;

•	establish commonality of interest through direct ownership of company stock, encouraging a partner-like environment with non-employee directors and shareholders;

•	support a long-term focus; and

•	quantify our expectations with regard to ownership of our stock by our non-employee directors.

KOPPERS HOLDINGS INC.	47

EXECUTIVE AND DIRECTOR COMPENSATION

Our corporate governance guidelines provide that each non-employee director shall strive to accumulate a specified number of company shares. The suggested stock ownership level for non-employee directors is five times the annual cash retainer payable to the non-employee director. The suggested stock ownership level is converted into a number of shares that is recalculated annually. Until the stock ownership level is achieved, it is suggested that non-employee directors retain 75 percent of the net profit shares (i.e., excluding shares used for the payment of taxes) received from the vesting of RSUs. Non-employee directors are permitted to sell company securities pursuant to an approved Rule 10b5-1 plan or in an open window period outside of an approved Rule 10b5-1 plan.

Shares owned outright by the non-employee director and/or their spouses, shares held in a personal individual retirement account or rollover individual retirement account and unvested restricted stock or RSUs count toward meeting the guidelines.

All of our non-employee directors, except Mr. Sandifer, have achieved compliance with the suggested ownership level.

2022 Pay Ratio Disclosure

As required by applicable SEC rules, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Leroy M. Ball, our President and Chief Executive Officer (our “CEO”).

For 2022, our last completed fiscal year:

•	the annual total compensation of our median employee was $94,678; and

•	the annual total compensation of our CEO, as reported in the Summary Compensation Table included elsewhere in this proxy statement (adjusted as noted below), was $5,784,123

Based on this information, for 2022 the ratio of the annual total compensation of Leroy M. Ball, our President and Chief Executive Officer, to the annual total compensation of our median employee was 61 to 1.

We took the following steps, as permitted by SEC rules, to identify the median of the annual total compensation of all of our employees, as well as to determine the annual total compensation of our median employee and our CEO using the same methodology that we use to determine our NEOs’ annual total compensation for the Summary Compensation Table in this proxy statement:

•

We determined that, as of December 31, 2022, our employee population consisted of approximately 2,127 individuals. This population consisted of our full-time, part-time, and temporary employees (without exclusions) employed with us as of that determination date.

•

To identify the “median employee” from our employee population, we used the amount of “gross wages” for the identified employees as reflected in our payroll records for the twelve-month period beginning January 1, 2022 and ending December 31, 2022. For gross wages, we generally used the total amount of compensation the employees were paid before any taxes, deductions, insurance premiums, and other payroll withholding. We did not use any statistical sampling techniques.

•

For the annual total compensation of our median employee, we identified and calculated the elements of that employee’s compensation for 2022 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, but including the estimated value of the median employee’s health care benefits, resulting in annual total compensation of $94,678.

•

For the annual total compensation of our CEO, we used the amount reported in the “Total” column of our 2022 Summary Compensation Table included in this proxy statement. However, to maintain consistency between the annual total compensation of our CEO and the median employee, we also added the estimated value of our CEO’s health care benefits on an annualized basis (estimated for our CEO and our CEO’s eligible dependents at $14,121) to the amount reported in the Summary Compensation Table.

The CEO pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on the methodologies and assumptions described above. SEC rules for identifying the median employee and determining the CEO pay ratio permit companies to employ a wide range of methodologies, estimates and assumptions. As a result, the CEO pay ratios reported by other companies, which may have employed other permitted methodologies or assumptions and which may have a significantly different work force structure from ours, are likely not comparable to our CEO pay ratio.

48	2023 Proxy Statement

2022 PAY VERSUS PERFORMANCE DISCLOSURE

2022 Pay Versus Performance Disclosure
Pay Versus Performance Table
As required by applicable SEC rules, we are providing the following information about the relationship between the “compensation actually paid” to certain individuals and certain of our financial performance measures. For further information concerning our pay-for-performance
philosophy and how we align NEO compensation with our performance, refer to the Compensation Discussion and Analysis above.

Year	Summary Compensation Table Total for PEO (1)	Compensation Actually Paid to PEO (2)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers (3)	Average Compensation Actually Paid to Non-PEO Named Executive Officers (4)	Value of Initial Fixed $100 Investment Based On:		Net Income (7) (In millions)	Adjusted EBITDA (8) (In millions)
					Total Shareholder Return (5)	Peer Group Total Shareholder Return (6)
2022	$5,770,002	$2,902,239	$1,404,909	$903,710	$74.33	$136.42	$ 63.2	$228.1
2021	5,196,873	3,801,572	1,362,868	982,151	81.89	145.27	84.9	223.5
2020	4,126,547	2,936,710	1,191,596	971,101	81.53	122.68	121.0	211.5

(1)
The amounts shown in this column represent the amount of total compensation reported for Leroy M. Ball, our President and Chief Executive Officer, for each corresponding year in the “Total” column of the Summary Compensation Table above.

(2)
The amounts shown in this column represent the amount of “compensation actually paid” to Mr. Ball, as computed in accordance with Item 402(v) of Regulation
S-K.
The amounts do not reflect the actual amount of compensation earned by or paid to Mr. Ball during the applicable year. In accordance with the requirements of Item 402(v) of Regulation
S-K,
the following adjustments were made to Mr. Ball’s total compensation for each year to determine the “compensation actually paid”:

Year	Reported Summary Compensation Table Total for PEO (a)	Reported Summary Compensation Table Value of PEO Equity Awards (b)	Adjusted Value of Equity Awards (c)	Compensation Actually Paid to PEO
2022	$5,770,002	$3,745,653	$ 877,890	$2,902,239
2021	5,196,873	3,099,995	1,704,694	3,801,572
2020	4,126,547	2,060,259	870,422	2,936,710

(a)	This column represents the amount of total compensation reported for Mr. Ball for each corresponding year in the “Total” column of the Summary Compensation Table above.

(b)	This column represents the grant date fair value of equity awards reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table above for the applicable year.

(c)
This column represents an adjustment to the amounts in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year (a “Subject Year”). For a Subject Year, the adjusted amount replaces the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for Mr. Ball to arrive at “compensation actually paid” to Mr. Ball for that Subject Year. The adjusted amount is determined by adding (or subtracting, as applicable) the following for that Subject Year: (i) the year-end
fair value of any equity awards granted in the Subject Year that are outstanding and unvested as of the end of the Subject Year; (ii) the amount of change as of the end of the Subject Year (from the end of the prior fiscal year) in the fair value of any awards granted in prior years that are outstanding and unvested as of the end of the Subject Year; (iii) for awards that are granted and vest in the Subject Year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the Subject Year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in the fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the Subject Year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the Subject Year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the Subject Year. The valuation assumptions used to calculate fair values for stock options granted during 2016 to 2022 at various dates required to calculate “compensation actually paid” ranged as follows:

Grant Year	2022	2021	2020	2019	2018	2017	2016
Volatility	53.0% - 59.0%	53.7% - 62.8%	54.9 - 76.7%	40.3% - 70.0%	41.3% - 58.5%	41.3% - 58.5%	43.5% - 43.7%
Expected life (in years)	4.93 - 7.57	3.93 - 7.21	0.00 - 6.75	1.99 - 6.46	4.48 - 6.35	4.58 - 6.00	0.98 - 3.17
Expected dividend yield	0.08%	0.00% - 0.08%	0.00% - 0.08%	0.00% - 0.08%	0.00% - 0.08%	0.00%	0.00%
Risk-free rate	3.94% - 4.00%	1.12% - 4.03%	0.13% - 4.19%	0.23% - 4.05%	0.37% - 1.78%	0.36% - 1.72%	0.85% - 1.59%

KOPPERS HOLDINGS INC.	49

2022 PAY VERSUS PERFORMANCE DISCLOSURE

The amounts added or subtracted to determine the adjusted amount are
as follows:

Year	Year End Fair Value of Equity Awards Granted in the Year	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards at FYE Granted in Prior Years	Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Adjusted Value of Equity Awards
2022	$2,339,493	$(949,827)	$(388,914)	$(122,862)	$877,890
2021	2,825,381	(1,255,454)	134,767	—	1,704,694
2020	3,930,775	(1,003,142)	(1,163,408)	(893,803)	870,422

(3)
The amounts shown in this column represent the average of the amounts reported for our NEOs as a group (excluding Mr. Ball) in the “Total” column of the Summary Compensation Table in each applicable year. Please refer to the Summary Compensation Table above for the applicable year. The names of each of the NEOs (excluding Mr. Ball) included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2022, Jimmi Sue Smith, James A. Sullivan, Stephanie L. Apostolou and Leslie S. Hyde; (ii) for 2021, Michael J. Zugay, James A. Sullivan, Leslie S. Hyde and Stephanie L. Apostolou; and (iii) for 2020, Michael J. Zugay, James A. Sullivan, Leslie S. Hyde, Stephanie L. Apostolou, Steven R. Lacy and Douglas J. Fenwick.

(4)
The amounts shown in this column represent the average amount of “compensation actually paid” to the NEOs as a group (excluding Mr. Ball), as computed in accordance with Item 402(v) of Regulation
S-K.
The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group (excluding Mr. Ball) during the applicable year. In accordance with the requirements of Item 402(v) of Regulation
S-K,
the following adjustments were made to average total compensation for the NEOs as a group (excluding Mr. Ball) for each year to determine the compensation actually paid, using the same adjustment methodology described above in Footnote 2(c):

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs (a)	Average Reported Summary Compensation Table Value of Non-PEO NEO Equity Awards (b)	Average Reported Summary Compensation Table Value of Non-PEO NEO Accumulated Pension Benefit (c)	Average Non-PEO NEO Adjusted Value of Equity Awards (d)	Average Compensation Actually Paid to Non- PEO NEOs
2022	$1,404,909	$700,122	$ —	$198,923	$903,710
2021	1,362,868	635,750	—	255,033	982,151
2020	1,191,596	436,682	6,591	222,778	971,101

(a)	This column represents the average of the amounts reported for our NEOs as a group (excluding Mr. Ball) in the “Total” column of the Summary Compensation Table above in each applicable year.

(b)
This column represents the average of the total amounts reported for our NEOs as a group (excluding Mr. Ball) in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table above in each applicable year.

(c)
This column represents the average of the change in pension value amounts reported for our NEOs as a group (excluding Mr. Ball) in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column in the Summary Compensation Table above in each applicable year.

(d)
This column represents an adjustment to the average of the amounts reported for our NEOs as a group (excluding Mr. Ball) in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table in each applicable year determined using the same methodology described above in Footnote 2(c). For each year, the adjusted amount replaces the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for each NEO (excluding Mr. Ball) to arrive at “compensation actually paid” to each NEO (excluding Mr. Ball) for that year, which is then averaged to determine the average “compensation actually paid” to the NEOs (excluding Mr. Ball) for that year. The amounts added or subtracted to determine the adjusted average amount are as follows:

Year	Average Year End Fair Value of Equity Awards Granted in the Year	Average Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards at FYE Granted in Prior Years	Average Fair Value as of Vesting Date of Equity Awards Granted in the Year and Vested in the Year	Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Adjusted Average Value of Equity Awards
2022	$439,530	$(172,654)	$ —	$(44,192)	$(23,761)	$198,923
2021	464,793	(242,260)	132,024	22,112	(121,636)	255,033
2020	698,499	(159,014)	148,753	(219,104)	(246,356)	222,778

50	2023 Proxy Statement

2022 PAY VERSUS PERFORMANCE DISCLOSURE

(5)
The amounts shown in this column represent our cumulative total shareholder return (TSR). TSR is calculated by dividing the sum of the cumulative amount of dividends for each measurement period (2020, 2020-2021 and 2020-2022), assuming dividend reinvestment, and the difference between our share price at the end and the beginning of the measurement period by our share price at the beginning of the measurement period.

(6)
The amounts shown in this column represent cumulative peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated, and otherwise computed in accordance with Footnote 5 above. The peer group used for this purpose is the following published industry index: S&P SmallCap 600 Materials.

(7)	The amounts shown in this column represent the amount of net income reflected in our audited financial statements for the applicable year.

(8)
The amounts shown in this column represent the amount of our adjusted EBITDA as calculated for performance measurement under our annual incentive plan for the applicable year. Adjusted EBITDA, as measured under the annual incentive plan, is defined as earnings before interest, taxes, depreciation and amortization, as adjusted by our management development and compensation committee in its discretion to account for certain items, as set forth on Appendix A hereto.

Financial Performance Measures
As described in greater detail in the Compensation Discussion and Analysis section above, our executive compensation program reflects a pay-for-performance
philosophy. The metrics that we use for both our long-term and short-term incentive awards are selected based on an objective of incentivizing our NEOs to increase the value of our enterprise for our shareholders. The most important financial performance measures that we used to link 2022 executive compensation actually paid to our NEOs to our performance are as follows:

Most Important Financial Performance Measures	Adjusted EBITDA
Total Shareholder Return

KOPPERS HOLDINGS INC.	51

2022 PAY VERSUS PERFORMANCE DISCLOSURE

Analysis of the Information Presented in the Pay Versus Performance Table
As described in greater detail in the Compensation Discussion and Analysis section above, our executive compensation program reflects a pay-for-performance
philosophy. We generally seek to incentivize long-term performance, and therefore we do not specifically align our performance measures with “compensation actually paid” (as computed in accordance with Item 402(v) of Regulation
S-K)
for a particular year. In accordance with Item 402(v) of Regulation
S-K,
we are providing the following descriptions of the relationships between information presented in the Pay Versus Performance tabl
e.

Compensation Actually Paid and Company and Peer Group TSR

Compensation Actually Paid and Net Income

Compensation Actually Paid and Adjusted EBITDA

52	2023 Proxy Statement

TRANSACTIONS WITH RELATED PERSONS

Policy Regarding Review of Related Party Transactions

The audit committee’s charter provides that the audit committee is responsible for reviewing and approving, or requesting review and approval by the board of, all proposed transactions with persons and entities that are considered to be “related persons” which would be required to be disclosed in the proxy statement for our annual meeting and certain other filings in accordance with rules promulgated by the SEC (which we refer to as “reportable related party transactions”). We have not adopted a written policy with respect to the audit committee’s or the board’s review, approval or ratification of reportable related party transactions. However, we are prohibited under the indenture governing our senior debt obligations from engaging in certain transactions with, or for the benefit of, our affiliates as described below.

Our indenture prohibits us from entering into any transactions with, or for the benefit of, our affiliates, unless:

•	the terms of the transaction are no less favorable to us than we could obtain in an arms-length transaction with a non-affiliate;

•

if the transaction involves an amount over $20 million, the board has made a determination that the terms are no less favorable to us than we could obtain in an arms-length transaction with a non-affiliate and have approved the transaction by a resolution of the board; and

•

if the transaction involves an amount over $40 million, the board has received a written opinion from an independent financial advisor stating that the transaction is fair from a financial standpoint to the holders of our senior notes.

Some transactions have been carved out from these restrictions and are permitted even without meeting the conditions noted above. These include, among others:

•	loans or advances in the aggregate amount outstanding at any one time of $5 million or less to employees in the ordinary course of business in accordance with our past practices;

•

the payment of customary director, officer and employee compensation (including bonuses) and other benefits and indemnification arrangements, and agreements to register securities of directors, officers, employees or other affiliates, provided such arrangements are approved by our board;

•	the issuance or sale of our capital stock (other than certain disqualified stock); and

•

any agreement in effect before January 25, 2017, and any amendments, renewals or replacements of these agreements (as long as the amendments, renewals or replacements are not disadvantageous to the holders of our senior notes when taken as a whole as compared to the original agreement).

KOPPERS HOLDINGS INC.	53

AUDITORS

The audit committee of the board of directors has appointed KPMG LLP as our independent registered public accounting firm for the 2023 fiscal year.

Representatives of KPMG LLP are expected to be present at our annual meeting and, while they do not plan to make a statement (although they will have the opportunity if they desire to do so), they will be available to respond to your appropriate questions.

We retained KPMG LLP during 2022 and 2021 to provide services in the following categories and amounts. Audit fees include fees and expenses related to the fiscal year audit and interim reviews, notwithstanding when the fees and expenses were billed or when the services were rendered. Audit-related fees and tax fees include fees and expenses for services related to the fiscal year, notwithstanding when the fees and expenses were billed or when the services were rendered.

(Dollars in thousands)	2022	2021
Audit fees(1)	$2,667	$3,020
Audit-related fees(2)	50	27
Tax compliance(3)	222	150
Tax other(4)	509	220
All other fees	—	—
	$3,448	$3,417

(1)

Fees related to professional services rendered for the audits of our consolidated financial statements included in our Annual Report on Form 10-K, quarterly reviews of the consolidated financial statements included in our Quarterly Reports on Form 10-Q, audits of internal control over financial reporting, reimbursable expenses and statutory audits. Audit fees in 2021 include professional services related to the filing of a registration statement.

(2)	Fees for both years include professional services related to assistance with international accounting matters.

(3)	Fees related to tax compliance review of our federal and foreign tax return filing and preparation of related calculations and transfer pricing documentation.

(4)	Fees related to United States and international tax consulting services, assistance with tax audits and advice on other international tax matters.

Our audit committee has adopted a written pre-approval policy, which requires the audit committee to generally pre-approve or specifically pre-approve all audit, audit-related, tax and other permissible non-audit services that may be provided by the independent auditor. Any pre-approvals made by the audit committee must specify the services covered by such pre-approvals in reasonable detail.

All proposals to engage the independent auditor to perform services which require pre-approval by the audit committee will be submitted to the chief financial officer and must include a description of the services to be rendered that is sufficiently detailed so that management will not be called upon to make a judgment about whether the services are pre-approved.

Proposals to engage the independent auditor to provide services that require specific approval by the audit committee will be submitted to the committee by both the independent auditor and the chief financial officer.

The audit committee has designated our internal auditor to monitor the performance of all services provided by the independent auditor, to determine whether such services are in compliance with this policy and to report to the audit committee on a periodic basis on the results of its monitoring.

All generally pre-approved services may not extend for more than one year, unless the audit committee specifically provides for a different period.

The chairman of the audit committee has been delegated the authority by the audit committee to pre-approve proposed services by the independent auditor when the entire audit committee is unable to do so. The chairman must report all such pre-approvals to the audit committee at the next audit committee meeting. The chairman has authority to approve fees and costs of generally pre-approved services in amounts up to $100,000 per project, not to exceed an annual aggregate of $500,000. Any proposed services exceeding such levels require specific pre-approval by the audit committee.

The members of the audit committee believe they have performed their oversight responsibilities with diligence and care but believe it is important to note that in their capacity as members of our board of directors and audit committee, they are not professionally engaged in the practice of auditing or accounting.

The services performed by KPMG LLP in 2022 were pre-approved in accordance with the audit committee pre-approval procedures. In so doing, the audit committee determined that the provision of these services is compatible with maintaining the independence of our independent auditor.

54	2023 Proxy Statement

PROXY ITEM 2 — PROPOSAL TO APPROVE AN ADVISORY RESOLUTION ON OUR NAMED EXECUTIVE OFFICER COMPENSATION

Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires that we include in this proxy statement an advisory (non-binding) shareholder vote on the compensation of our NEOs as described in this proxy statement.

Our NEOs are identified on page 23, and the compensation of the NEOs is described on pages 23 through 45, including the “Compensation Discussion and Analysis” on pages 23 to 33. We encourage our shareholders to review these sections of the proxy statement. As discussed in the Compensation Discussion and Analysis, we believe that our compensation policies and decisions are based on pay for performance principles and are strongly aligned with the long-term interests of our shareholders. Compensation of our NEOs is designed to enable us to attract and retain talented and experienced senior executives to lead the company successfully in a competitive environment.

The board and management are committed to our shareholders and understand that it is useful and appropriate to obtain the views of our shareholders when considering the design and initiation of executive compensation programs. At our 2022 annual meeting of shareholders, our shareholders cast an advisory vote on the compensation of our NEOs as disclosed in the proxy statement for the 2022 annual meeting, and our shareholders overwhelmingly approved the proposal, with over 98% of the votes cast in favor.

Accordingly, we are requesting your non-binding approval of the following resolution:

“RESOLVED, that the compensation paid to the company’s NEOs, as disclosed pursuant to Item 402 of Regulation S-K and described on pages 23 to 45 of the company’s Notice of Annual Meeting & Proxy Statement for the 2023 Annual Meeting of Shareholders, including the “Compensation Discussion and Analysis,” the compensation tables and narrative discussion, is hereby APPROVED.”

We currently intend to offer this non-binding advisory vote at each of our annual meetings and we are holding our next advisory vote on the frequency of such future advisory votes in 2023, as set forth in Proxy Item 3 below. Although it is not binding, we welcome our shareholders’ views on our NEOs’ compensation and will carefully consider the outcome of this advisory vote when considering future executive compensation programs.

Approval of the advisory vote on named executive officer compensation requires support from a majority of votes cast, assuming the presence of a quorum.

The board recommends that you vote “FOR” the proposal to approve the advisory resolution on our named executive officer compensation.

KOPPERS HOLDINGS INC.	55

PROXY ITEM 3 — PROPOSAL TO APPROVE, ON AN ADVISORY BASIS, THE FREQUENCY OF FUTURE ADVISORY VOTES ON NAMED EXECUTIVE OFFICER COMPENSATION

Section 14A of the Securities Exchange Act of 1934, as amended, requires that we provide shareholders with an advisory (non-binding) vote on the frequency with which our shareholders shall have an advisory vote on the compensation of our NEOs as provided in Proxy Item 2 above. By voting on this proposal, shareholders may indicate whether they would prefer an advisory vote on the compensation of our NEOs once every one, two or three years. In addition, shareholders may abstain from voting. We are required to hold an advisory vote on frequency at least once every six years.

Starting with our annual meeting held in 2011, we have held annual advisory votes on the compensation of our NEOs. The board has determined that an advisory vote on the compensation of our NEOs every year is the appropriate alternative for the company and its shareholders. In reaching this recommendation, the board considered that holding an annual advisory vote to approve the compensation of our NEOs allows shareholders to provide direct input on the company’s compensation philosophy, policies and practices as disclosed in the proxy statement each year. An annual advisory vote also provides the management development and compensation committee with the opportunity to evaluate its compensation decisions taking into account the timely feedback provided by shareholders. In addition, the board recognizes that an annual advisory vote to approve the compensation of our NEOs is consistent with facilitating shareholder communication with the board and its various committees, including the management development and compensation committee.

You may cast your vote on your preferred voting frequency by choosing the option of one year, two years, three years or abstain when you vote in response to the resolution set forth below:

“RESOLVED, that the option of once every one year, two years or three years that receives the highest number of votes cast for this resolution will be determined to be the preferred frequency with which the company is to hold a shareholder vote to approve the compensation of the NEOs.”

Approval of the advisory vote on the frequency of future advisory votes on executive compensation requires support from a majority of votes cast, assuming the presence of a quorum. In the event that no option receives the support from a majority of votes cast, the option of one year, two years or three years that receives the highest number of votes cast by shareholders will be considered the preferred frequency of the shareholders.

Although the vote is non-binding, our board will take into account the outcome of the vote when making future decisions about the frequency of the company’s advisory votes on the compensation of our NEOs.

The board recommends that you vote for the option of every “ONE YEAR” as the frequency with which shareholders are provided an advisory vote on named executive officer compensation.

56	2023 Proxy Statement

PROXY ITEM 4 — PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2023

We are asking you to vote on a proposal by the audit committee to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the 2023 fiscal year.

Adoption of the proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm for fiscal year 2023 requires the affirmative vote of a majority of votes cast on the proposal at the annual meeting by the holders of our common stock voting in person or by proxy at the annual meeting.

If the appointment of KPMG LLP as our independent registered public accounting firm for fiscal year 2023 is not ratified, the audit committee will reconsider its selection.

The board recommends that you vote “FOR” the proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm for fiscal year 2023.

KOPPERS HOLDINGS INC.	57

GENERAL MATTERS

Annual Meeting Q&A

The board of directors is soliciting your proxy for our 2023 annual meeting of shareholders and any adjournment of the meeting, for the purposes set forth in the Notice of Annual Meeting. We began distributing the proxy materials contained in this package on or about April 3, 2023.

We will provide a printed copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 upon request and without charge to any shareholder requesting it in writing at Koppers Holdings Inc., Attention: Corporate Secretary’s Office, 436 Seventh Avenue, Pittsburgh, Pennsylvania 15219. In addition, you can access that report on the SEC’s website at www.sec.gov and on our website at www.koppers.com.

Q.	Who may vote at the annual meeting?

A.

If you owned shares of our common stock at the close of business on March 20, 2023, which we refer to as the record date, you may vote your shares during the virtual annual meeting. On the record date, 20,810,140 shares of our common stock were outstanding and entitled to vote. Shareholders will be admitted to the virtual annual meeting beginning at 9:45 a.m. Eastern Daylight Time.

Q.	How can I attend the annual meeting?

A.

There will be no in-person annual meeting. The meeting will be held virtually over the Internet and you will be able to attend and participate in the annual meeting online, vote your shares electronically and submit your questions prior to and during the meeting by visiting meetnow.global/M24GAKH. The meeting will begin promptly at 10:00 a.m. Eastern Daylight Time and online access will open 15 minutes prior to allow time to log-in. We encourage you to access the meeting prior to the start time leaving ample time for login. Please follow the registration instructions as outlined in this proxy statement.

Q.	How do I register to attend the annual meeting virtually on the Internet?

A.

If your shares are registered in your name with our transfer agent and you wish to attend the online-only virtual meeting, please use the website set forth above and the voter control number that is located on your proxy card to log-in to the meeting at the date and time set forth above.

If you hold your shares through an intermediary, such as a bank, broker or other holder of record, there are two ways to attend the online-only virtual annual meeting:

1.

Use the voter control number provided by your bank, broker or other holder of record: We expect that most beneficial shareholders will receive a voter control number along with the voting instruction form provided by each beneficial shareholder’s bank, broker or other holder of record that will enable such beneficial shareholders to register online to attend, ask questions and vote at the virtual annual meeting. If you receive a voter control number from your bank, broker or other holder of record, in order to attend the online-only virtual meeting, please use the website set forth above and the voter control number that you receive from such intermediary to log-in to the meeting at the date and time set forth above.

Please note, however, that this option is intended to be provided as a convenience to beneficial shareholders and will not be available to all beneficial shareholders because only certain intermediaries provide a voter control number along with the voting instruction form. The inability to provide this option to any or all beneficial shareholders in no way impacts the validity of the virtual annual meeting. All beneficial shareholders, including those who do not receive a voter control number from an intermediary, may choose to obtain a legal proxy as set forth below.

2.

Obtain a legal proxy: Register in advance to attend the online-only virtual annual meeting by submitting proof of your proxy power (legal proxy) reflecting your Koppers holdings along with your name and email address to Computershare at the email address provided below. You can obtain a legal proxy by contacting your account representative at the bank, broker or other holder of record that holds your shares.

Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m. Eastern Daylight Time on Monday, May 1, 2023. You will receive a confirmation of your registration by email with a voter control number after we receive your valid registration materials. In order to attend

58	2023 Proxy Statement

GENERAL MATTERS

the online-only virtual meeting, please use the website set forth above and the voter control number that you receive to log-in to the meeting at the date and time set forth above. Requests for registration should be directed to us by forwarding the email from your broker granting you a legal proxy, or attaching a legible photograph of your legal proxy, to legalproxy@computershare.com.

We have designed the virtual meeting to provide similar opportunities to participate as you would have at an in-person meeting. In order to maintain the interactive nature of the virtual meeting, virtual attendees are able to:

•	Vote using the online meeting website; and

•	Submit questions during the meeting.

Q.	Why are you holding a virtual annual meeting instead of an in-person annual meeting?

A.

Holding a virtual annual meeting instead of an in-person annual meeting (i) enables shareholders to attend and participate from any location around the world, (ii) provides for cost savings to the company and our shareholders, and (iii) reduces the environmental impact of our annual meeting.

Q.	What if I have trouble accessing the virtual annual meeting?

A.

The virtual meeting platform is fully supported across browsers (MS Edge, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most up-to-date version of applicable software and plugins. Please note that Internet Explorer is not a supported browser. Participants should ensure that they have a strong Wi-Fi connection wherever they intend to participate in the meeting. We encourage you to access the meeting prior to the start time. A link on the meeting page will provide further assistance should you need it or you may call 1-888-724-2416 (US) or +1 781-575-2748 (International).

Q.	What is the difference between holding shares as a shareholder of record and as a beneficial owner?

A.

If your shares are registered directly in your name with our transfer agent, Computershare, you are considered the “shareholder of record” with respect to those shares. We have sent the notice of annual meeting, proxy statement, proxy card and 2022 annual report directly to you.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” or “street name” holder of those shares. The notice of annual meeting, proxy statement, proxy card and 2022 annual report have been forwarded to you by your broker, bank or other holder of record who is considered the shareholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by following the instructions included in the package from the broker, bank or other holder of record.

Q.	How does a proxy work?

A.

If you complete the enclosed proxy or provide your proxy via Internet or telephone, that means that you authorize the persons appointed as proxies to vote your shares at the annual meeting in accordance with your directions. When you vote by proxy, you should direct how your shares should be voted for each proposal. If you do not tell us how to vote your shares for any proposal, then your shares will be voted in accordance with the recommendations of our board of directors. Unless you tell us otherwise, the persons appointed proxies to vote at our annual meeting may vote your shares in accordance with their judgment on any other matters properly presented for action at the meeting or at any adjournment of the meeting that are not described on the proxy form.

The board is not aware of any matters other than those set forth in this proxy statement that will be presented for action at the annual meeting. However, if any other matter should properly come before the annual meeting, the persons authorized by the accompanying proxy will vote and act with respect thereto in what, according to their judgment, is in the interests of the company and its shareholders. If any nominee is unable or unwilling to stand for election, your proxy authorizes us to vote for a replacement nominee if the board names one.

KOPPERS HOLDINGS INC.	59

GENERAL MATTERS

Q.	How do I vote?

A.	You may vote your shares by proxy or electronically during the virtual annual meeting.

By proxy

• If you are a shareholder of record, please use one of the following methods to vote your shares by proxy:

• Internet: Go to www.investorvote.com/KOP and follow the instructions. This voting system has been designed to provide security for the voting process and to confirm that your vote has been recorded accurately.

• Telephone: Follow the instructions on the proxy card.

• Mail: Complete, sign and date the proxy card and return it in the postage prepaid envelope provided.

	Internet www.investorvote.com/KOP	Telephone Follow the instructions on the proxy card.	Mail Complete, sign and date the proxy card and return it in the postage prepaid envelope provided.

• If you are a beneficial shareholder, you must complete, sign and date the voting instructions included in the package from your broker, bank or other holder of record and return those instructions to the broker, bank or other holder of record.

Electronically during the virtual annual meeting

All shareholders may vote electronically during the virtual annual meeting.

• If you are a shareholder of record, you may vote your shares directly during the meeting by casting an electronic ballot.

• If you are a beneficial owner of shares, you must either (1) use the voter control number provided by your bank, broker or other holder of record, or (2) obtain a legal proxy from your broker, bank or other holder of record and register in advance to attend the virtual annual meeting by following the instructions set forth in the Notice of Annual Meeting of Shareholders to be able to vote at the meeting.

• Please note that if you are a beneficial shareholder who receives a voter control number from your bank, broker or other holder of record and votes by proxy, but you subsequently obtain a legal proxy and submit it to Computershare, your previous vote will be revoked and you will need to use the voter control number issued by Computershare to attend the virtual annual meeting and cast an electronic ballot during the virtual annual meeting for your vote to be counted.

Your vote is important. Please vote your shares promptly. We recommend you vote by proxy even if you plan to attend the meeting. You can always revoke your proxy before it is exercised by voting electronically during the virtual annual meeting or otherwise as described below in the answer to the question “What can I do if I change my mind after I vote my shares?”.

Q.	What if I receive more than one proxy card?

A.

You may receive more than one proxy or voting card depending on how you hold your shares. Shares registered in your name are generally covered by one card. If you beneficially hold shares through someone else (such as a broker, bank or other holder of record), you may get voting instructions and related materials from that person asking how you want to vote. If you receive more than one proxy card for shares registered in your name, you have shares registered differently in more than one account. We

60	2023 Proxy Statement

GENERAL MATTERS

encourage you to have all accounts registered in the same name and address whenever possible. You can do this by contacting our transfer agent, Computershare, at P.O. Box 43006, Providence, RI 02940-3006, at its shareholder services numbers (866-293-5637 (USA, Canada, Puerto Rico) or 201-680-6578 (Foreign)) or on its website at www.computershare.com/investor with the names in which all accounts are registered and the name of the account for which you wish to receive mailings.

Q.	What is a quorum?

A.

In order to conduct the business of the meeting, we must have a quorum. This means at least a majority of shares of our common stock outstanding must be represented at the meeting, either electronically or by proxy. You are considered a part of the quorum if you submit a properly signed proxy card or provide your proxy via Internet or telephone. Abstentions and broker non-votes (as defined below) will be considered to be represented at the meeting in determining the presence of a quorum.

Q.	What vote is needed for the proposals to be adopted?

A.	You have one vote for each share that you held on the record date for each proposal.

Our bylaws provide for a majority vote standard in an uncontested election of directors, such as this year’s election. As a result, any nominee who receives a majority of the votes cast (the number of shares voted “for” the director must exceed 50% of the votes cast with respect to that director) at the annual meeting will be elected as a director. Any nominee who does not receive a majority of the votes cast will be required to tender his or her resignation to the board of directors within ten days following certification of the election results.

All other matters to be voted on at the annual meeting require the favorable vote of a majority of the votes cast on the applicable matter at the meeting, electronically or by proxy, for approval. With respect to Proposal 3, in the event that no option receives the favorable vote of a majority of votes cast, the option of one year, two years or three years that receives the highest number of votes cast by shareholders will be considered the preferred frequency of the shareholders.

Any abstentions or broker non-votes are not votes cast for purposes of Proposals 1, 2, 3 and 4 and do not count either for or against those proposals. Accordingly, abstentions and broker non-votes will not affect the outcome of Proposals 1, 2, 3 or 4.

Q.	Does Koppers have a recommendation on voting?

A.	The board of directors recommends a vote FOR the election of all nominees as directors, FOR Proposals 2 and 4 and for ONE YEAR for Proposal 3.

Q.	What are broker non-votes?

A.

The NYSE permits brokers to vote their customers’ shares on routine matters when brokers have not received voting instructions from their customers. Routine matters include Proposal 4 (the ratification of independent registered public accountants). For all other proposals, brokers may not vote their customers’ shares unless the brokers have received instructions from their customers. Non-voted shares on non-routine matters are called broker non-votes. If you are a beneficial owner of shares of our common stock, we encourage you to direct your broker, bank or other holder of record on how to vote your shares by following the instructions included in the package from the broker, bank or other holder of record.

Q.	What can I do if I change my mind after I vote my shares?

A.	If you are a shareholder of record, you may revoke your proxy before it is exercised by:

•	Written notice to our corporate secretary at the address given on page 13;

•	Timely delivery of a valid, later-dated proxy; or

•	Voting electronically during the virtual annual meeting.

If you revoke by mail, we must receive the written notice or a valid, later-dated proxy before the annual meeting begins. Please make sure you have provided enough time for the written notice or later-dated proxy to reach us.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, bank or other holder of record. You may also vote electronically during the virtual annual meeting if you receive a voter control number from your bank, broker or other holder of record or obtain a legal proxy as described previously in the answer to the question “How do I vote?”.

KOPPERS HOLDINGS INC.	61

GENERAL MATTERS

Please note that if you are a beneficial shareholder who receives a voter control number from your bank, broker or other holder of record and votes by proxy, but you subsequently obtain a legal proxy and submit it to Computershare, your previous vote will be revoked and you will need to use the voter control number issued by Computershare to attend the virtual annual meeting and cast an electronic ballot during the virtual annual meeting for your vote to be counted.

All shares that have been properly voted and not revoked will be voted at the annual meeting.

Q.	Who counts the votes cast at the annual meeting?

A.	Representatives of Computershare will tabulate the votes and act as inspectors of election at the annual meeting.

Q.	Who will pay for the cost of this proxy solicitation?

A.

We will pay the cost of soliciting proxies. We may make arrangements with brokerage houses and other custodians, nominees and fiduciaries for them to forward proxy materials to the beneficial owners of the shares they hold of record and we may reimburse them for doing so. Proxies may be solicited on our behalf by directors, officers or employees, for no additional compensation, in person or by telephone, electronic transmission and facsimile transmission. We have hired Georgeson LLC to assist with the solicitation of proxies. We will pay Georgeson LLC an estimated fee of $20,000, plus its reasonable expenses, for these services.

Q.	Will my vote be confidential?

A.	Shareholder voting records will be permanently kept confidential except as may be necessary to meet legal requirements.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, officers and beneficial owners of more than 10% of our common stock to file reports of beneficial ownership and changes in beneficial ownership of our stock. Directors and officers must furnish us with copies of these reports. We also offer assistance to our executive officers and directors with fulfilling these requirements based on information provided by our executive officers and directors and obtained from our internal records. Based on our review of the forms and directors’ and executive officers’ representations, we believe all directors and executive officers complied with the requirements in 2022, with the exception of the Form 5 filed on January 20, 2023 for Leslie S. Hyde relating to her sale of stock on March 10, 2017, which was inadvertently filed late.

Shareholder Proposals for the Next Annual Meeting

If you would like to have a shareholder proposal included in our proxy statement and proxy card for our 2024 annual meeting, your shareholder proposal must be received by our corporate secretary on or before December 5, 2023.

If you intend to present business for consideration at our 2024 annual meeting, you must give notice to our corporate secretary in accordance with Section 3.05 of our bylaws (which are available on our website at www.koppers.com under “Documents & Resources”) and such business must otherwise be a proper matter for shareholder action. Under our bylaws, in order to be timely your notice must be received by our corporate secretary (1) if the meeting is to be held on a date that is within 30 days before or 30 days after the anniversary date of the prior annual meeting, not less than 120 days nor more than 150 days prior to such annual meeting, or (2) if the meeting is to be held on a date that is not within 30 days before or 30 days after the anniversary date of the prior annual meeting, not later than the tenth day following the day on which notice of the date of the meeting was mailed or the first public disclosure of the date of such meeting was made, whichever occurs first.

The proposal must set forth the following:

•	A description of the business desired to be brought before the meeting, the reasons for such business and the text of any proposal;

•	Any material interest of such shareholder or any person controlled by or controlling such shareholder and beneficial owners (a “Shareholder Associated Person”) in such business;

•	A representation that the shareholder intends to appear in person or by proxy to bring the business before the meeting;

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GENERAL MATTERS

•	The total number of shares that will be voted by such shareholder; and

•	As it relates to such shareholder and any Shareholder Associated Person and, as applicable, the proposal, the following information:

•	Their name and address;

•	Class and number of shares beneficially owned and of record and any other positions owned, including derivatives, hedges and any other economic or voting interest in the company;

•	A representation whether such person intends to be part of a group which intends to deliver a proxy statement or otherwise solicit proxies from shareholders;

•	Whether hedging or other transactions have been made to mitigate a loss of such person; and

•	Any other information relating to each party that would be required to be disclosed in a proxy statement.

By Order of the Board of Directors

Stephanie L. Apostolou
General Counsel and Secretary

April 3, 2023

KOPPERS HOLDINGS INC.	63

APPENDIX A — UNAUDITED RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES

This proxy statement contains the following non-GAAP financial measures: adjusted earnings before interest, income taxes, depreciation and amortization (“EBITDA”), adjusted EBITDA margin and adjusted earnings per share (“EPS”).

We believe that adjusted EBITDA, adjusted EBITDA margin and adjusted EPS provide information useful to investors in understanding the underlying operational performance of our company, its business and performance trends, and facilitates comparisons between periods and with other corporations in similar industries. The exclusion of certain items permits evaluation and a comparison of results for ongoing business operations, and it is on this basis that our management internally assesses the company’s performance. In addition, the board of directors and executive management team use adjusted EBITDA as a performance measure under the company’s annual incentive plan.

Although we believe that these non-GAAP financial measures enhance investors’ understanding of our business and performance, these non-GAAP financial measures should not be considered an alternative to GAAP basis financial measures and should be read in conjunction with the relevant GAAP financial measure. Other companies in a similar industry may define or calculate these measures differently than our company, limiting their usefulness as comparative measures. Because of these limitations, these non-GAAP financial measures should not be considered in isolation or as substitutes for performance measures calculated in accordance with GAAP.

UNAUDITED RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN

(In millions, except Adjusted EBITDA Margin)

	Year ended December 31,
	2022	2021

Net income	$ 63.2	$ 84.9
Interest expense	44.8	40.5
Depreciation and amortization	56.1	58.4
Income tax provision	31.6	34.5
Discontinued operations	0.6	0.2

EBITDA with noncontrolling interests	196.3	218.5
Adjustments to arrive at adjusted EBITDA:
Impairment, restructuring and plant closure costs	1.1	4.2
(Gain) on sale of assets	(2.5)	(31.2)
LIFO expense	25.6	28.2
Mark-to-market commodity hedging losses	6.5	3.8
Inventory adjustment	1.1	0.0

Total adjustments	31.8	5.0

Adjusted EBITDA with noncontrolling interests	$ 228.1	$ 223.5

Net sales	$1,980.5	$1,678.6
Adjusted EBITDA margin	11.5%	13.3%

KOPPERS HOLDINGS INC.	A-1

APPENDIX A — UNAUDITED RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES

UNAUDITED RECONCILIATION OF NET INCOME ATTRIBUTABLE TO KOPPERS AND ADJUSTED NET INCOME ATTRIBUTABLE TO KOPPERS

(In millions)

	Year ended December 31,
	2022	2021

Net income attributable to Koppers	$ 63.4	$ 85.2
Adjustments to arrive at adjusted net income:
Impairment, restructuring and plant closure costs	1.1	5.5
(Gain) on sale of assets	(2.5)	(31)
LIFO expense	25.6	28.2
Mark-to-market commodity hedging losses	6.5	3.8
Inventory adjustment	1.1	—
Writeoff of debt issue costs	0.3	—

Total adjustments	32.1	6.3
Adjustments to income tax and noncontrolling interests
Income tax on adjustments to pre-tax income	(8.5)	(1.4)
Income tax attributable to statutory rate changes	—	(1.2)
Deferred tax adjustments	0.9	3.5
Noncontrolling interest	(0.2)	(0.3)

Effect on adjusted net income	24.3	6.9

Adjusted net income including discontinued operations	87.7	92.1
Discontinued operations	0.6	0.2

Adjusted net income attributable to Koppers	$ 88.3	$ 92.3

UNAUDITED RECONCILIATION OF DILUTED EARNINGS PER SHARE AND ADJUSTED EARNINGS PER SHARE

(In millions except share and per share amounts)

	Year ended December 31,
	2022	2021

Net income attributable to Koppers	$ 63.4	$ 85.2
Adjusted net income (from above)	$ 88.3	$ 92.3
Denominator for diluted earnings per share (in thousands)	21,313	21,925
Earnings per share:
Diluted earnings per share	$ 2.98	$ 3.88
Adjusted earnings per share	$ 4.14	$ 4.21

A-2	2023 Proxy Statement

Koppers is an integrated global provider of treated wood products, wood treatment chemicals and carbon compounds for the railroad, specialty chemical, utility, residential lumber, agriculture, aluminum, steel, rubber, and construction industries.

Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card.
Online Go to www.investorvote.com/KOP or scan the QR code – login details are located in the shaded bar below.
Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Proposals – THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL LISTED NOMINEES, “FOR” PROPOSALS 2 AND 4 AND “1 YEAR” FOR PROPOSAL 3.

1. PROPOSAL FOR ELECTION OF DIRECTORS Nominees:
	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - Leroy M. Ball	☐	☐	☐	02 - Xudong Feng, Ph.D.	☐	☐	☐	03 - Traci L. Jensen	☐	☐	☐
04 - David L. Motley	☐	☐	☐	05 - Albert J. Neupaver	☐	☐	☐	06 - Andrew D. Sandifer	☐	☐	☐
07 - Louis L. Testoni	☐	☐	☐	08 - Stephen R. Tritch	☐	☐	☐	09 - Sonja M. Wilkerson	☐	☐	☐

		For	Against	Abstain			1 Year	2 Years	3 Years	Abstain
2.	PROPOSAL TO APPROVE AN ADVISORY RESOLUTION ON OUR NAMED EXECUTIVE OFFICER COMPENSATION	☐	☐	☐	3.	PROPOSAL TO APPROVE AN ADVISORY RESOLUTION ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON OUR NAMED EXECUTIVE OFFICER COMPENSATION	☐	☐	☐	☐

4.	PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2023	☐	☐	☐

B	Authorized Signatures – This section must be completed for your vote to be counted. – Date and Sign Below

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /

1 U P X

03S86C

The 2023 Annual Meeting of Shareholders of Koppers Holdings Inc. will be held on

Thursday, May 4, 2023, at 10:00 a.m. Eastern Daylight Time, virtually via the Internet at meetnow.global/M24GAKH

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

Important notice regarding the availability of proxy materials for the Annual Meeting of Shareholders to be held on May 4, 2023.

The Proxy Statement and the 2022 Annual Report to Shareholders are available at: www.proxydocs.com/KOP

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy – Koppers Holdings Inc.

ANNUAL MEETING OF SHAREHOLDERS – MAY 4, 2023

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder hereby appoints Jimmi Sue Smith and Stephanie L. Apostolou or either of them, as proxies, each with the power to act without the other and power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse, and in their discretion on any other business which may properly come before the Annual Meeting of Shareholders (the “Annual Meeting”), all the shares of stock of Koppers Holdings Inc. held of record by the undersigned on March 20, 2023, at the Annual Meeting to be held on May 4, 2023, or any adjournments thereof. If this proxy card is executed and no direction is given, such shares will be voted for all listed nominees and in accordance with the recommendation of the Board of Directors on the other matters referred to on the reverse side and in the discretion of Jimmi Sue Smith and Stephanie L. Apostolou on such other business as may properly come before the meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL LISTED NOMINEES, “FOR” PROPOSALS 2 AND 4 AND “1 YEAR” FOR PROPOSAL 3.

YOU MAY RECEIVE MORE THAN ONE PROXY CARD FOR SHARES OF COMMON STOCK THAT YOU OWN DEPENDING ON HOW YOU OWN YOUR SHARES. PLEASE COMPLETE, SIGN AND RETURN EACH PROXY CARD THAT YOU RECEIVE AS EACH CARD REPRESENTS SEPARATE SHARES OF COMMON STOCK HELD BY YOU.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

(Continued and to be signed on the reverse side)

C	Non-Voting Items

Change of Address – Please print new address below.	Comments – Please print your comments below.	Meeting Attendance
		Mark box to the right if you plan to attend the Annual Meeting.	☐